As filed with the Securities and Exchange Commission on May 20, 1999

                                                      Registration No. 333-68133

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                                   ON FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 NEOPHARM, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                         8731                   51-0327886
(State or other jurisdiction of       (Primary Standard         (I.R.S. Employer
incorporation or organization)    Industrial Classification       Identification
                                         Code Number)                Number)

                               100 Corporate North
                                    Suite 215
                           Bannockburn, Illinois 60015
                                 (847) 295-8678
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 JAMES M. HUSSEY
                      President and Chief Executive Officer
                                 NEOPHARM, INC.
                               100 Corporate North
                                    Suite 215
                           Bannockburn, Illinois 60015
                                 (847) 295-8678
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            LAWRENCE B. FISHER, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 506-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of these securities being registered on this Form are being offered pursuant to a dividend or reinvestment plans, please check the following box.
|_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY..........................................................   2
RISK FACTORS................................................................   6
We have a limited operating history upon which to judge us..................   6
We lack significant revenues and anticipate continuing losses...............   6
Our products are in the early stage of development and
    we don't know if they will be successfully developed....................   6
We are dependent upon developing working relationships with
    others in order to develop our products.................................   7
We require substantial funds and we may need to raise additional
    capital in the future...................................................   7
We do not have manufacturing, marketing, or sales resources.................   7
We do not have clinical testing or regulatory capability....................   8
We may not be able to protect our patents and proprietary information.......   8
Certain of our executive officers have relationships with other
    entities and have conflicts of interest.................................   8
Members of our scientific advisory board commit only a portion of their time to our business and research activities and we may not have
    rights to their inventions or discoveries...............................   9
Our business is dependent upon compliance with governmental regulations and
    obtaining approvals by governmental agencies............................   9
The demand for our products may be adversely affected by health care reform and potential limitations on
    third-party reimbursement...............................................   9
We are subject to regulations regarding hazardous materials and environmental matters...................................................  10
We don't have product liability insurance at this time......................  10
We may be effected by litigation involving our chairman.....................  10
Shares eligible for future sale after this offering could
    adversely affect our stock price........................................  11
We are controlled by our officers and directors.............................  11
We may redeem the redeemable warrants.......................................  11
Holders of redeemable warrants may be restricted from selling the shares of our common stock underlying the redeemable  warrants..........  11
The year 2000 risk may adversely affect us..................................  11
This prospectus contains forward-looking information that may prove to be inaccurate...........................................................  12
SELECTED FINANCIAL DATA.....................................................  13
USE OF PROCEEDS.............................................................  14
DIVIDEND POLICY.............................................................  14
CAPITALIZATION..............................................................  14
MARKET FOR OUR COMMON STOCK AND REDEEMABLE WARRANTS.........................  14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS...................................................  16
BUSINESS....................................................................  20
MANAGEMENT..................................................................  30
PRINCIPAL STOCKHOLDERS......................................................  37
CERTAIN TRANSACTIONS........................................................  38
DESCRIPTION OF SECURITIES...................................................  39
SELLING SECURITYHOLDERS.....................................................  42
PLAN OF DISTRIBUTION........................................................  43
SHARES ELIGIBLE FOR FUTURE SALE.............................................  44
LEGAL MATTERS...............................................................  44
EXPERTS.....................................................................  44
WHERE YOU CAN FIND MORE INFORMATION ABOUT US................................  44
INDEX TO THE FINANCIAL STATEMENTS........................................... F-1

                    SUBJECT TO COMPLETION, DATED MAY 20, 1999

                                 NEOPHARM, INC.

This prospectus covers:

(1) the exercise of 693,565 redeemable common stock purchase warrants issued in connection with our initial public offering, each exercisable to purchase two shares of our common stock, which are currently traded on the American Stock Exchange;

(2) the exercise of 135,000 warrants issued to the representative of the several underwriters of our initial public offering;

(3) the resale of 135,000 shares of our common stock issuable upon exercise of 135,000 warrants issued to the representative of the underwriters of our initial public offering;

(4) the exercise of 67,500 warrants, each exercisable into two shares of our common stock, underlying the representative's warrants;

(5) the resale of 135,000 shares of our common stock issuable upon exercise of 67,500 warrants originally issued to the representative of the several underwriters of our initial public offering;

(6) the resale of 287,004 shares of our common stock issuable upon exercise of 143,502 warrants held by one of our affiliates.

     Our common stock is traded on the American Stock Exchange under the symbol "NEO." The closing sale price of our common stock as reported by American Stock Exchange on May 18, 1999 was $17.75 per share.

     Our redeemable warrants are traded on the American Stock Exchange under the symbol "Neo T". The closing sale price of the redeemable warrants as reported by American Stock Exchange on May 18, 1999 was $26.63.

     Selling securityholders, including our affiliates, are offering all of the shares covered by this prospectus. We will not receive any proceeds from the sale of the shares of common stock but we will receive proceeds upon exercise of the redeemable warrants, and the warrants underlying the warrants issued to the representative of the several underwriters of our initial public offering and we may receive proceeds upon exercise of the representative's warrants.

Our shares are very risky. See "Risk Factors" on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is ____________, 1999.

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information and our financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

     Certain information contained in this prospectus include "forward-looking statements," as indicated by the use of such terms as "may," "will," "expect," "believe," "estimate," "anticipate," "intend" or other similar terms or the negative of such terms. These forward-looking statements include, without limitation, our expectations with respect to our future financial results, capital requirements, market growth, new product introductions, potential acquisitions and the like. These statements are based upon information currently available to us and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from those anticipated. The principal risks and uncertainties are set forth under the heading "Risk Factors" beginning on page 6 of this prospectus and are also described in other parts of this prospectus.

Neopharm, Inc.

     We are a pharmaceutical company that researches and develops drugs used in the fields of oncology therapeutics and diagnostics. We have developed expertise in the identification, development, preparation and filing for the regulatory approval of cancer drugs for both therapeutic and diagnostic purposes, although we don't currently have any products that are approved for sale. Our goal is to be a leading worldwide oncology drug company, and over the past eight years, we have established a portfolio of compounds in various stages of clinical and pre-clinical development.

     We are currently developing six compounds which all target various forms of cancer. Cancer is the second largest cause of death in the U.S. and there are a large number of new cases of cancer each year. However, for some types of cancer, there are no acceptable treatments, while for others, the currently available treatments are limited due to severe side effects. Our products under development offer either improvements to currently available technology or new technology that improves the efficacy and reduces the side effects. Before new drugs can be approved by the U.S. Food and Drug Administration, they must go through several test phases, from pre-clinical trials to Phase I to Phase II and Phase III trials. The products which we currently have under development are detailed in the following table:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          U.S.
                                                                                                                          Patent
Compounds          Use or Advantage                           Development Status               Cancer Indication          Position
------------------------------------------------------------------------------------------------------------------------------------
LED                We believe LED allows cancer               Phase I completed, initiated     Breast, Prostate,          2 Patents
                   patients to tolerate higher                Phase II in June 1998            Hematological
                   dosages of chemotherapy,
                   providing greater therapeutic
                   value in a number of types of
                   cancer tumors.
------------------------------------------------------------------------------------------------------------------------------------

LEP                We believe LEP allows cancer               Phase I completed in             Ovarian, Breast, Lung      3 Patent
                   patients to tolerate higher                September 1998
                   dosages of chemotherapy,
                   providing greater therapeutic
                   value in a number of types of
                   cancer tumors.
------------------------------------------------------------------------------------------------------------------------------------

LE-AON             LE-AON is an antisense drug                Pre-clinical trials ongoing,     Head & Neck,               2 Patent
                   useful in enhancing the                    initiate Phase I in the 2nd      Lung, Brain
                   lethality and effectiveness of             Quarter, 1999
                   radiation.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          U.S.
                                                                                                                          Patent
Compounds          Use or Advantage                           Development Status               Cancer Indication          Position
------------------------------------------------------------------------------------------------------------------------------------
IL-13Chimeric      IL-13 Chimeric Protein                     Pre-clinical trials ongoing,     Renal Cell, Brain,         2 Patents
Protein Exotoxin   Exotoxin is a genetically                  initiate Phase I in the 2nd      Kaposi's Sarcoma,
                   engineered compound                        Quarter, 1999                    Breast
                   incorporating  a highly  toxic
                   material that destroys
                   cells once linked to the target
                   receptor on its surface.
------------------------------------------------------------------------------------------------------------------------------------

Mesothelin Mab     Mesothelin Mab specifically                Phase I to be initiated in       Ovarian, Head, Neck,       5 Patents
                   targets those tumors that                  4th Quarter 1999                 Mesotheliomas
                   express the mesothelin antigen
                   on the surface of cancer cells.
------------------------------------------------------------------------------------------------------------------------------------

Broxine(R)         We believe Broxine will prove              New drug application             Breast, Colon,             0 Patents
                   useful in characterizing tumor             pending before the FDA           Prostate, Hematologic
                   cell growth in nearly all
                   solid tumors.
------------------------------------------------------------------------------------------------------------------------------------


     Our short term goal is to use our proprietary technology to significantly enhance the efficiency and reduce the side effects of currently available chemotherapy compounds.

     Our long term goal is to be a leading worldwide oncology drug development company. To reach our goal we have developed the following strategies:

     o    focus our resources exclusively on the expanding cancer market;

     o develop a balanced portfolio of anti-cancer drugs based on enhancing proven compounds;

     o develop novel therapeutic agents and leverage our expertise to identify compounds we can license; and

     o form strategic alliances with larger pharmaceutical and biotechnology companies to obtain financial and marketing support for certain of our product development activities.

     Scientists specializing in cancer therapy founded us in 1990. We have relationships with the FDA, National Cancer Institute, Georgetown University, as well as with established pharmaceutical manufacturers. The FDA has not approved any of our products for sale, and, as a result, we have no marketing or sales staff and have conducted our activities through consultants and at university research facilities.

     Our principal executive offices are located at 100 Corporate North, Suite 215, Bannockburn, Illinois 60015, and our telephone number is (847) 295-8678.

The Offering

Common stock outstanding ...................     8,454,621

American Stock Exchange trading symbols:

   Common Stock.............................     "NEO"
   Redeemable warrants......................     "NEO_t"

Use of proceeds.............................      Working capital and general
                                                  corporate proceeds

Risk factors................................      The securities offered hereby
                                                  involve a high degree of risk
                                                  and should be considered only
                                                  by persons who can afford the
                                                  loss of their entire
                                                  investment.

                             Summary Financial Data

     The following selected financial data as of December 31, 1998 and 1997 and for each of the years in the five year period ended December 31, 1998 are derived from our historical financial statements which have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data as of and for the years ended December 31, 1996, 1995 and 1994 are derived from our audited financial statements which are not included in this prospectus. The selected financial data as of March 31, 1999 and 1998 and for the three months ended March 31, 1999 and 1998 is unaudited. The selected financial data set forth below should be read in conjunction with our financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                             Year Ended December 31,
---------------------------------------------------------------------------------------------------------
                                     1994           1995           1996           1997           1998
                                  -----------    -----------    -----------    -----------    -----------
Statements of Operations Data:
Revenues ......................   $      --      $      --      $      --      $  550, 000    $      --
Expenses:
Research and
        development ...........       813,761      1,068,683      1,099,631      1,411,692      1,611,343
General and
        administrative ........       107,286        244,901        956,924      1,370,486      1,691,132
                                  -----------    -----------    -----------    -----------    -----------
Loss from operations ..........      (921,047)    (1,313,584)    (2,056,555)    (2,232,178)    (3,302,475)
Interest income ...............   $      --      $      --      $   238,275    $   210,501    $    88,752
Interest expense ..............      (162,620)      (356,043)       (47,365)          --             --
                                  -----------    -----------    -----------    -----------    -----------
Interest income
        (expense) - net .......      (162,620)      (356,043)       190,910        210,501         88,752
                                  -----------    -----------    -----------    -----------    -----------
Loss before income taxes ......   $(1,083,667)   $(1,669,627)   $(1,865,645)   $(2,021,677)   $(3,213,723)
                                  -----------    -----------    -----------    -----------    -----------
Income taxes ..................   $      --             --      $      --      $      --      $(1,640,000)

Net loss ......................   $(1,083,667)   $(1,669,627)   $(1,865,645)   $(2,021,677)   $(1,573,723)
                                  ===========    ===========    ===========    ===========    ===========
Basic income/(loss) per share .   $      (.32)   $      (.36)   $      (.24)   $      (.25)   $      (.19)
                                  ===========    ===========    ===========    ===========    ===========
Diluted income/(loss) per share   $      (.32)   $      (.36)   $      (.24)   $      (.25)   $      (.19)
                                  ===========    ===========    ===========    ===========    ===========

                                                                June 15, 1990
                                                                 (Inception)
                                        Three Months              through
                                        Ended March 31,          March 31,
                                  ------------------------------------------
                                      1998           1999           1999
                                  -----------    -----------    ------------
                                         (Unaudited)             (Unaudited)
Statements of Operations Data:
Revenues ......................   $      --      $ 9,000,000    $ 9,550,000
Expenses:
Research and
        development ...........       172,527      1,500,434      8,586,308
General and
        administrative ........       291,966        597,994      5,435,978
                                  -----------    -----------    -----------
Loss from operations ..........      (464,493)     6,901,572     (4,472,286)
Interest income ...............   $    37,382    $    35,007    $   572,535
Interest expense ..............          --           (1,860)      (737,466)
                                  -----------    -----------    -----------
Interest income
        (expense) - net .......        37,382         33,147       (164,931)
                                  -----------    -----------    -----------
Income (loss) before
  income taxes ................   $  (427,111)   $ 6,934,719    $(4,637,217)
                                  -----------    -----------    -----------
Income taxes ..................   $      --      $ 2,774,000    $ 1,134,000

Net Income/(loss)..............   $  (427,111)   $ 4,160,719    $(5,771,217)
                                  ===========    ===========    ===========
Basic income/(loss) per share .   $      (.05)   $       .49
                                  ===========    ===========
Diluted income/(loss) per share   $      (.05)   $       .38
                                  ===========    ===========

                                                            December 31,                                         March 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                 1994            1995          1996           1997           1998           1998           1999
                              -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                                                                                                (Unaudited)
Balance Sheet Data:
        Cash ..............   $     9,205    $       671    $ 4,479,041    $ 2,776,697    $    40,681    $ 2,018,055    $ 7,402,048
Working capital
        (deficit) .........    (2,137,037)    (4,553,057)     4,013,010      2,348,904      1,077,255      1,860,321      5,431,650
Total assets ..............       112,988        495,891      4,492,208      2,854,499      1,781,548      2,210,262      7,814,329
Line of credit with bank ..       656,452      2,007,652           --             --             --             --             --
Loan payable to principal
stockholder ...............     1,500,000      1,500,000           --             --             --             --             --
Deficit accumulated during
the development stage .....    (2,801,264)          --       (1,865,645)    (3,887,322)    (5,461,045)    (4,314,433)    (1,300,326)
Total stockholders' equity
(deficit) .................    (2,691,773)    (4,361,392)     4,026,177      2,374,072      1,178,122      1,946,961      5,524,243

                                  RISK FACTORS

     An investment in our securities offered by this prospectus involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating us and our business.

     We have a limited operating history upon which to judge us

     We are a development stage company and our history of operations consists primarily of the development of our products and the sponsorship of research and clinical trials. Therefore, we have only a limited history upon which you may judge our performance and prospects.

     We lack significant revenues and anticipate continuing losses

     We have incurred significant losses since inception. At December 31, 1998 and December 31, 1997, we had accumulated losses since inception of approximately $9,932,000 and $8,358,000, respectively. We probably will continue to incur substantial additional operating losses for at least the next several years and expect cumulative losses to increase as our research and development efforts expand. Until we executed our agreement with Pharmacia & UpJohn Company, we generated only limited amounts of revenue from our license fees and we cannot predict when or if we will be able to develop other sources of revenue or when or if our operations will become profitable, even if we are able to commercialize some of our products.

     Our products are in the early stage of development and we don't know if they will be successfully developed

     Our research and development programs are at various states of development, ranging from the pre-clinical stage, to Phase I and Phase II clinical trials to a pending new drug application. We will need to conduct substantial additional research and development in order to develop our products, and we don't know whether our research and development will lead to the development of commercially viable products that are shown to be safe and effective in clinical trials. Our proposed products will also require clinical testing, regulatory approval and substantial additional investment prior to commercialization. Our proposed products are subject to the risks of failure inherent in the development of pharmaceutical products. These risks include the following:

     o some of our products may be found to be unsafe or ineffective, or may fail to receive the necessary regulatory clearances in a timely fashion, if at all;

     o our products, if safe and effective, may be difficult to manufacture on a large scale or may be uneconomical to market;

     o the proprietary rights of competitors may prevent us from marketing some of our products; and

     o competitors and other researchers may market more effective or less costly products for treatment of the same diseases.

     As a result, we do not know whether we will successfully develop any of our products, receive the required governmental regulatory approvals on a timely basis, become commercially viable or achieve market acceptance. Also, we have only limited experience in conducting clinical trials and other aspects of the regulatory process.

     We have experienced delays in our testing and development schedules and our expected testing and development schedules may not be met. Delays in our testing and development schedules could have a material adverse effect on our business, financial condition and results of operations.

     We are dependent upon developing working relationships with others in order to develop our products

     In order to successfully develop our products, we must develop and maintain strategic and collaborative relationships with government agencies, research institutions, public and private universities and hospitals.

     Our failure to develop and maintain any of the following strategic and collaborative relationships could have a material adverse effect on our business, financial condition and results of operations:

     o Our Broxine(R) product was the subject of a cooperative research and development agreement with the National Cancer Institute which gave us exclusive rights to data generated by the National Cancer Institute for certain cancer indications. That agreement expired on September 13, 1998 and is to be replaced by a clinical trials agreement which became effective October 29, 1998. Because our Broxine(R) product is not covered by patents or patent applications, our exclusive access to the data collected by the National Cancer Institute is of significant importance to us for the conduct of clinical trials and is a principal advantage over others.

     o Our IL-13 product is the subject of a cooperative research and development agreement with the FDA that extends through October 2001 and provides us with rights to the development of IL-13 with the FDA and to the data generated during the term of this agreement. This agreement may be terminated by either party upon sixty days advance notice without cause. Termination of this agreement would materially adversely affect our development program and could require curtailment or termination of that program.

     o We have also entered into two license and sponsored research agreements with Georgetown University relating to our liposomal products. These licenses are generally not terminable by Georgetown University except in the event of a default by us. Any such default and resulting termination of the licenses would be materially adverse to our liposome program and could require curtailment or termination of that program, and could adversely effect the sublicense agreements that we have entered into with Pharmacia & UpJohn Company for two of our liposome compounds.

     We require substantial funds and we may need to raise additional capital in the future

     We require substantial funds to conduct research and development, pre-clinical and clinical testing and to manufacture and market our proposed products. Our fixed commitments, including consulting fees, rent, payments under license agreements and other contractual commitments are substantial and are likely to increase. Our cash requirements may vary materially from those now planned. We may seek to satisfy our future funding requirements through additional public or private offerings of securities, with collaborative arrangements with corporate partners or from other sources.

     Additional financing may not be available when we need it or be on terms acceptable to us. If adequate financing is not available, we may be required to delay, scale back or eliminate certain of our research and development programs, to relinquish rights to some of our technologies, therapeutic and diagnostic agents, product candidates or products, or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourself. If additional capital is raised through the sale of equity or debt securities, the percentage ownership of our existing stockholders will be reduced and such securities may have rights, preferences or privileges superior to those of our current stockholders.

     We do not have manufacturing, marketing, or sales resources

     We currently do not have internal manufacturing, marketing or sales resources. Since we focus on research and development and have limited resources, we do not anticipate spending a significant amount of cash to acquire resources and develop capabilities in these areas. Our manufacturing strategy will be to develop manufacturing relationships with established pharmaceutical manufacturers for the production of products. We can give no assurance that we will be able to enter into manufacturing agreements on commercially reasonable terms, if at all.

     We do not have clinical testing or regulatory capability

     We currently do not have internal clinical testing or regulatory capability. If we develop compounds with commercial potential, we will have to hire additional personnel skilled in the clinical testing and the regulatory compliance processes. We may not successfully complete clinical testing of, obtain regulatory approval for, or manufacture or market any product we may develop, either independently or pursuant to manufacturing or marketing arrangements. Should we seek to enter into third-party arrangements, we cannot give any assurance that such arrangements can be successfully negotiated on commercially reasonable terms, if at all.

     We may not be able to protect our patents and proprietary information

     Because of the substantial length of time and expense associated with bringing new products through development and regulatory approval to the marketplace, patent and trade secret protection for new technologies, products and processes is very important to us. We have obtained licenses to ten United States patent applications and have sixteen other issued or allowed patent applications outside the United States. With respect to these patents, however, no assurance can be given that:

     o any patents under any pending applications or on future patent applications will be issued;

     o the scope of any patent protection will exclude competitors or provide competitive advantages to us;

     o any of our patents that may be issued will be held valid if subsequently challenged;

     o others will not claim rights in or ownership to the patents and other proprietary rights held by us;

     o others will not independently develop substantially equivalent proprietary information or otherwise obtain access to our know-how; or

     o others may be issued patents that require licensing and the payment of significant fees or royalties by us.

     Further, we may incur substantial costs in defending ourselves in suits that may be brought against us claiming infringement of the patent rights of others, in asserting our patent rights in a suit against another party, or in participating in interference proceedings declared by the United States Patent and Trademark Office for the purpose of determining the priority of invention in connection with our patent applications or those of others. If we lose, we may be forced to seek licenses, which may not be available on commercially reasonable terms, if at all, or subject us to significant liabilities to a third party and could, therefore, have a material adverse effect on us.

     Our Broxine(R) product is not currently the subject of patents or patent applications and we do not expect to obtain patent protection for this product. The lack of patent protection could have a material adverse effect on our business, financial condition and results of operations.

     Finally, we also rely on trade secrets, know-how and technological advantage to protect the technology we develop. Although we use confidentiality agreements and employee proprietary information and invention assignment agreements to protect our trade secrets and other unpatented know-how, these agreements may be breached by the other party thereto or may otherwise be of limited effectiveness or enforceability.

     Certain of our executive officers have relationships with other entities and have conflicts of interest

     Messrs. John N. Kapoor, Mahendra Shah and Kevin M. Harris, who each hold executive positions with us, are also associated with EJ Financial Enterprises, Inc., a healthcare investment firm which is wholly owned by John N. Kapoor, and therefore will have conflicts of interest in allocating their time among various business activities and may have legal obligations to multiple entities. On July 1, 1994, we entered into a consulting agreement with EJ Financial. The consulting agreement provides that we will pay EJ Financial $125,000 per year (paid quarterly) for certain business and financial services, including having certain officers of EJ Financial serve as officers of ours without pay. EJ Financial is involved in the management of healthcare companies in various fields, and Messrs. Kapoor, Shah and Harris are involved in various capacities with the management and operation of these companies. The John N. Kapoor Trust, dated September 20, 1989, the beneficiary of which is Dr. John Kapoor, is a principal shareholder of each of these companies as well as us. The John N. Kapoor Trust and other entities controlled by or affiliated with John N. Kapoor beneficially own shares of our common stock, representing approximately 42.5% of our outstanding shares of common stock.

     Mr. Harris, our Chief Financial Officer, is also the Director of Taxes and Planning of EJ Financial. Accordingly, Mr. Harris will not devote all of his working hours to our affairs. In addition, EJ Financial is involved with other companies in the oncology field. Although these companies are pursuing different therapeutic approaches for the treatment of cancer, discoveries made by one or more of these companies could render our products less competitive or obsolete.

     Two of our key products have been obtained under license agreements with Georgetown University. Dr. Acquilur Rahman, our Chief Scientific Officer and a Director of ours, was formerly an associate professor of pathology and pharmacology at Georgetown University. Dr. Anatholy Dritschilo, a Director of ours, is currently chairman of the Department of Radiation Medicine and Medical Director of the Georgetown Medical Center in Washington, D.C. As a result of their respective positions with Georgetown both Dr. Rahman and Dr. Dritschilo entered into agreements with Georgetown relating to the ownership of inventions and other intellectual property developed while in Georgetown's employ. These relationships may pose conflicts of interest for each of Messrs. Rahman and Dritschilo. As part of their agreements with Georgetown University, Drs. Rahman and Dritschilo have advised us that Georgetown University will share with each of them payments which Georgetown receives from us under our license agreements with Georgetown. While there were no royalty or other payments to Georgetown University by us in 1998, as a result of us entering into a license agreement with Pharmacia and Upjohn Company in February 1999, a payment of $800,000 was recently made to Georgetown University and, assuming regulatory approval is obtained in the future for our LED and LEP compounds, additional royalty payments, which could be substantial, would be made by the Company to Georgetown in the future which we understand Georgetown would then split with Dr. Rahman and Dr. Dritschilo.

     Members of our scientific advisory board commit only a portion of their time to our business and research activities and we may not have rights to their inventions or discoveries

     Members of our scientific advisory board are employed on a full-time basis by academic or research institutions. These individuals will devote only a portion of their time to our business and research activities. Except for work performed specifically for and at our direction, the inventions or processes discovered by our consultants and scientific advisors will not become our property but will be the intellectual property of other institutions with which they may have an affiliation. If this happens, we would have to obtain licenses to such technology from such institutions. In addition, invention assignment agreements executed by scientific advisory board members and consultants in connection with their relationships with us may be subject to the rights of their primary employers or other third parties with whom such individuals have consulting relationships.

     Our business is dependent upon compliance with governmental regulations and obtaining approvals by governmental agencies

     Governmental authorities in the United States and other countries regulate our research, testing, manufacturing, labeling, distribution, marketing and advertising activities. The FDA and comparable agencies in foreign countries impose substantial requirements on our ability to introduce pharmaceutical products through lengthy and detailed laboratory and clinical testing procedures, sampling procedures, sampling activities and other costly and time consuming procedures. Our proprietary products may require substantial clinical trials and FDA review as new drugs.

     We cannot predict with certainty if or when we might submit for regulatory review our products currently under development. Once we submit our potential products for review, we don't know whether the FDA or other regulatory agencies will grant approvals for any of our pharmaceutical products on a timely basis or at all. A delay in obtaining or failure to obtain these approvals may adversely affect our business. If we fail to comply with regulatory requirements, we could be subjected to regulatory or judicial enforcement actions, including product recalls or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products, withdrawal of approvals, and product liability exposure. Sales of our products outside the United States will be subject to regulatory requirements governing clinical trials and marketing approval. These requirements vary widely from country to country and could delay the introduction of our products in those countries.

     The demand for our products may be adversely affected by health care reform and potential limitations on third-party reimbursement

     The continuing effort of governmental and third-party payors to contain or reduce the costs of health care may reduce our revenues and profitability. We cannot predict the effect that health care reforms may have on our business, and it is possible that any reforms will hurt our business. In addition, in both the United States and elsewhere, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. We cannot be certain that our current and proposed products will be considered cost-effective and that reimbursement to the consumer will be available or will be sufficient to allow us to sell products on a competitive basis.

     We are subject to regulations regarding hazardous materials and environmental matters

     We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and certain waste products. We currently maintain a supply of several hazardous materials at our facilities. While we currently outsource our research and development programs involving the controlled use of biohazardous materials, if we conduct such programs, we might be required to incur significant cost to comply with environmental laws and regulations. In the event of an accident, we could be held liable for any damages that result, and such liability could exceed our resources.

     We don't have product liability insurance at this time

     We currently do not have any product liability insurance and our business exposes us to potential product liability risks which are inherent in the testing, manufacturing and marketing of human therapeutic products. Although we plan to obtain product liability insurance when and if our products become commercially available, there can be no assurance that we will be able to obtain or maintain this insurance on acceptable terms or that any insurance we obtain will provide us with adequate coverage against potential liabilities. Claims or losses in excess of any liability insurance coverage we obtain could have a material adverse effect on our business and prospects.

     We may be effected by litigation involving our chairman

     John N. Kapoor, our chairman and principal stockholder, was previously the chairman and president of Lyphomed Inc. Fujisawa Pharmaceutical Co. Ltd. was a major stockholder of Lyphomed from the mid-1980s until 1990, at which time Fujisawa completed a tender offer for the remaining shares of Lyphomed, including the shares held by Dr. Kapoor. Fujisawa filed suit in federal district court in Illinois against Dr. Kapoor alleging that between 1980 and 1986, Lyphomed filed a large number of allegedly fraudulent new drug applications with the FDA, and that Dr. Kapoor's failure to disclose these violations to Fujisawa constituted a violation of federal securities laws and the Racketeer Influenced and Corrupt Organizations Act. Fujisawa also alleged state common-law claims of constructive trust, fraud, breach of fiduciary duties and breach of warranty against Dr. Kapoor. In addition to substantial monetary relief in excess of $100,000,000 (which amount could be trebled under RICO), Fujisawa also seeks a constructive trust on the assets of Dr. Kapoor, which may include Dr. Kapoor's shares of our common stock or rights to acquire shares of our common stock.

     Dr. Kapoor has vigorously defended himself against all these allegations. In the federal lawsuit, Dr. Kapoor's motion for summary judgement was granted by the trial court. However, the Seventh Circuit Court of Appeals subsequently reversed, in part, the trial court's decision, reinstating the RICO claims against Dr. Kapoor. Dr. Kapoor's subsequent motion for summary judgment was denied and the matter has been referred to a special master for mediation discussions. It is anticipated that in the absence of resolution of the matter, a trial would be held in late 1999 or early in 2000. Fujisawa's claims under state law against Dr. Kapoor are also pending. A related suit filed by Dr. Kapoor in Delaware Chancery Court seeking to require Lyphomed to advance to Dr. Kapoor the cost of his defense to all of Fujisawa's lawsuits was decided in Dr. Kapoor's favor and that decision was subsequently affirmed by the Delaware Supreme Court. Finally, a countersuit filed by Dr. Kapoor against Fujisawa in the Circuit Court of Cook County for breach of contract was dismissed without prejudice with the court determining that the proper forum for such an action was as part of the pending federal lawsuit. The decision of the lower court was affirmed on appeal and Dr. Kapoor has filed a counterclaim for breach of contract as part of the federal court action.

     If a decision is made in favor of Fujisawa, Fujisawa may acquire the right to control Dr. Kapoor's shares of our common stock, which comprise approximately 42.5% of our common stock. This decision could have a material effect on us.

     Shares eligible for future sale after this offering could adversely affect our stock price

     If our stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, in the public market following this offering, the market price of our common stock could fall. These sales might also make it more difficult to sell our equity or equity related securities in the future at a time and price that we deem appropriate. Of the 8,454,621 shares of common stock outstanding as of March 19, 1999, 3,792,746 shares are freely transferable without restriction or further registration under the Securities Act. The remaining 4,661,875 shares are "restricted securities," and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from registration thereunder.

     We are controlled by our officers and directors

     As of March 19, 1999, our directors and officers beneficially owned a total of 58.93% of the outstanding shares of our common stock. Accordingly, our officers and directors, if acting together, have the ability to elect a majority of our directors and otherwise control our operations.

     We may redeem the redeemable warrants

     Since July 25, 1997, the redeemable warrants have been subject to redemption by us at $0.01 per redeemable warrant on thirty (30) days' prior written notice to the redeemable warrantholders. We can only redeem the warrants if the average closing sale price of our common stock as reported on the American Stock Exchange equals or exceeds $5.60 per share for twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If we redeem the redeemable warrants, holders of the redeemable warrants will lose their rights to purchase shares of our common stock issuable upon the exercise of the redeemable warrants. Upon receipt of a notice of redemption, holders would be required to:

     o exercise the redeemable warrants and pay the exercise price at a time when it may be disadvantageous for them to do so;

     o sell the redeemable warrants at the current market price, if any, when they might otherwise wish to hold the redeemable warrants; or

     o accept the redemption price which is likely to be substantially less than the market value of the redeemable warrants at the time of redemption.

     Since November 4, 1998, our common stock has traded above $5.60. As a result, we may redeem the redeemable warrants, if we wish. We are currently evaluating the merits of calling the redeemable warrants.

     Holders of redeemable warrants may be restricted from selling the shares of our common stock underlying the redeemable warrants

     The redeemable warrants are not exercisable unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the redeemable warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the redeemable warrants. We do not intend to qualify the redeemable warrants for exercise in the states in which the holders reside. As a result, holders of the redeemable warrants may be deprived of value. Although we have agreed to use our best efforts to keep a registration statement covering the shares of common stock issuable upon exercise of the redeemable warrants effective for the term of the redeemable warrants, if we fail to do so for any reason, your ability to resell the shares underlying the redeemable warrants will be materially adversely effected.

     Purchasers may buy redeemable warrants in the aftermarket or may move to jurisdictions in which the shares underlying the redeemable warrants are not registered or qualified during the period that the redeemable warrants are exercisable. If this happens, we can't issue shares to those persons desiring to exercise their redeemable warrants, and holders of redeemable warrants would have no choice but to attempt to sell the redeemable warrants in a jurisdiction where such sale is permissible or allow the redeemable to expire unexercised.

     The year 2000 risk may adversely affect us

     Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. As a result, software that records only the last two digits of the calendar year may not be able to distinguish whether "00" means 1900 or 2000. This may result in software failures or the creation of erroneous results. We believe that our products and internal systems are currently year 2000 compliant. We have confirmed our year 2000 compliance by obtaining representations by third party vendors of their products' year 2000 compliance, as well as specific testing of our products. The failure of products or systems maintained by third parties or our products and systems to be year 2000 complaint could cause us to incur significant expenses to remedy any problems, or seriously damage our business. We have not incurred significant costs to date complying with year 2000 requirements, and we do not believe that we will incur significant costs for such purposes in the foreseeable future.

     This prospectus contains forward-looking information that may prove to be inaccurate

     This prospectus contains various forward looking statements. These statements are based upon our management's current beliefs as well as assumptions made by our management based upon information currently available to us. These statements are subject to various risks and uncertainties, including those described above, as well as potential changes in economic or regulatory conditions generally which are beyond our control. Should one or more of those risks materialize or changes occur, or should our management's assumptions prove incorrect, our actual results may vary materially from those anticipated or projected.

                             SELECTED FINANCIAL DATA

     The following selected financial data as of December 31, 1998 and 1997 and for each of the years in the five year period ended December 31, 1998 are derived from our historical financial statements which have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data as of and for the years ended December 31, 1996, 1995 and 1994 are derived from our audited financial statements which are not included in this prospectus. The selected financial data as of March 31, 1999 and 1998 and for the three months ended March 31, 1999 and 1998 is unaudited. The selected financial data set forth below should be read in conjunction with our financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                             Year Ended December 31,
---------------------------------------------------------------------------------------------------------
                                     1994           1995           1996           1997           1998
                                  -----------    -----------    -----------    -----------    -----------
Statements of Operations Data:
Revenues ......................   $      --      $      --      $      --      $  550, 000    $      --
Expenses:
Research and
        development ...........       813,761      1,068,683      1,099,631      1,411,692      1,611,343
General and
        administrative ........       107,286        244,901        956,924      1,370,486      1,691,132
                                  -----------    -----------    -----------    -----------    -----------
Loss from operations ..........      (921,047)    (1,313,584)    (2,056,555)    (2,232,178)    (3,302,475)
Interest income ...............   $      --      $      --      $   238,275    $   210,501    $    88,752
Interest expense ..............      (162,620)      (356,043)       (47,365)          --             --
                                  -----------    -----------    -----------    -----------    -----------
Interest income
        (expense) - net .......      (162,620)      (356,043)       190,910        210,501         88,752
                                  -----------    -----------    -----------    -----------    -----------
Loss before income taxes ......   $(1,083,667)   $(1,669,627)   $(1,865,645)   $(2,021,677)   $(3,213,723)
                                  -----------    -----------    -----------    -----------    -----------
Income taxes ..................   $      --             --      $      --      $      --      $(1,640,000)

Net loss ......................   $(1,083,667)   $(1,669,627)   $(1,865,645)   $(2,021,677)   $(1,573,723)
                                  ===========    ===========    ===========    ===========    ===========
Basic income/(loss) per share .   $      (.32)   $      (.36)   $      (.24)   $      (.25)   $      (.19)
                                  ===========    ===========    ===========    ===========    ===========
Diluted income/(loss) per share   $      (.32)   $      (.36)   $      (.24)   $      (.25)   $      (.19)
                                  ===========    ===========    ===========    ===========    ===========

                                                                June 15, 1990
                                                                 (Inception)
                                        Three Months              through
                                        Ended March 31,          March 31,
                                  ------------------------------------------
                                      1998           1999           1999
                                  -----------    -----------    ------------
                                         (Unaudited)            (Unaudited)
Statements of Operations Data:
Revenues ......................   $      --      $ 9,000,000    $ 9,550,000
Expenses:
Research and
        development ...........       172,527      1,500,434      8,586,308
General and
        administrative ........       291,966        597,994      5,435,978
                                  -----------    -----------    -----------
Loss from operations ..........      (464,493)     6,901,572     (4,472,286)
Interest income ...............   $    37,382    $    35,007    $   572,535
Interest expense ..............          --           (1,860)      (737,466)
                                  -----------    -----------    -----------
Interest income
        (expense) - net .......        37,382         33,147       (164,931)
                                  -----------    -----------    -----------
Income (loss) before
  income taxes ................   $  (427,111)   $ 6,934,719    $(4,637,217)
                                  -----------    -----------    -----------
Income taxes ..................   $      --      $ 2,774,000    $ 1,134,000

Net Income/(loss)..............   $  (427,111)   $ 4,160,719    $(5,771,217)
                                  ===========    ===========    ===========
Basic income/(loss) per share .   $      (.05)   $       .49
                                  ===========    ===========
Diluted income/(loss) per share   $      (.05)   $       .38
                                  ===========    ===========


                                                            December 31,                                          March 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                 1994            1995          1996           1997           1998           1998           1999
                              -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                                                                                                 (Unaudited)
Balance Sheet Data:
        Cash ..............   $     9,205    $       671    $ 4,479,041    $ 2,776,697    $    40,681    $ 2,018,055    $ 7,402,048
Working capital
        (deficit) .........    (2,137,037)    (4,553,057)     4,013,010      2,348,904      1,077,255      1,860,321      5,431,650
Total assets ..............       112,988        495,891      4,492,208      2,854,499      1,781,548      2,210,262      7,814,329
Line of credit with bank ..       656,452      2,007,652           --             --             --             --             --
Loan payable to principal
stockholder ...............     1,500,000      1,500,000           --             --             --             --             --
Deficit accumulated during
the development stage .....    (2,801,264)          --       (1,865,645)    (3,887,322)    (5,461,045)    (4,314,433)    (1,300,326)
Total stockholders' equity
(deficit) .................    (2,691,773)    (4,361,392)     4,026,177      2,374,072      1,178,122      1,946,961      5,524,243

                                 USE OF PROCEEDS

     We will receive net proceeds upon the exercise of the redeemable warrants, the representative's warrants and the warrants underlying the representative's warrants, after deduction of certain expenses we have agreed to bear, in the amount of approximately $10,461,807. We intend to use the net proceeds for working capital and general corporate purposes. The net proceeds of $10,461,807 is comprised of the following amounts:

     o    $8,203,257 upon exercise of all of the redeemable warrants;

     o    $1,323,000 upon exercise of all of the representative's warrants; and

     o $935,550 upon exercise of all of the warrants underlying the representative's warrants.

     The representative's warrants may be exercised on a cashless basis and if the holders of representative's warrants choose to do so, net proceeds will be reduced by approximately $1.32 million.

     Since July 25, 1997, the redeemable warrants may be redeemed at $0.01 per redeemable warrant on thirty (30) days prior written notice to the warrantholders if the average closing sale price of our common stock as reported by the American Stock Exchange equals or exceeds $5.60 for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of notice of redemption. Since November 4, 1998, our common stock has traded above $5.60 with the result that we may redeem the redeemable warrants, if we wish. We are currently evaluating the merits of calling the redeemable warrants.

                                 DIVIDEND POLICY

     We have never declared or paid dividends on our capital stock. We presently intend to retain any future earnings to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1998. This table should be read in conjunction with our financial statements and the notes to our financial statements contained elsewhere in this prospectus.

Stockholders Equity (deficit)
Common Stock, par value


$.0002145 per shares 15,000,000 shares authorized,
8,341,779 shares issued and outstanding.....................              $1,789
Additional paid in capital..................................           6,637,378
Deficit accumulated during the
developmental stage.........................................           5,461,045
Total stockholders equity...................................           1,178,122


               MARKET FOR OUR COMMON STOCK AND REDEEMABLE WARRANTS

     From January 25, 1996 until December 2, 1996 our common stock was quoted on the Nasdaq SmallCap Market under the trading symbol "NPRM." Beginning on December 2, 1996, and continuing through the date of this prospectus, our common stock has been traded on the American Stock Exchange under the symbol "NEO."

     From January 25, 1996 until September 4, 1998, our redeemable warrants were quoted on the Nasdaq SmallCap Market under the trading symbol "NPRMw". Beginning on September 5, 1998, and continuing through the date of this prospectus, our redeemable warrants have been treated on the American Stock Exchange under the symbol "Neo_t."

     The following are the high and low last reported sales prices for our common stock and the redeemable warrants for the periods indicated.

                                                      Common Stock               Warrants
                                                  ------------------        ------------------
                                                   High        Low           High        Low
                                                  ------      ------        ------      ------
1997
          First Quarter........................    9 5/8       6 3/8        9 1/2       7
          Second Quarter.......................    7 1/2       3 1/16       7           2 3/4
          Third Quarter........................    5 1/2       3 5/8        3 3/8       1
          Fourth Quarter.......................    9           3 3/4        6             1/4

                                                   High        Low          High        Low
                                                  ------      ------       ------      ------
          First Quarter .......................    5 3/4       3 3/4        3 1/4       1 3/4
          Second Quarter ......................    4 15/16    21 5/16       3             3/4
          Third Quarter .......................    4 1/2       2            1 1/2         1/4
          Fourth Quarter ......................   13 1/4       3 5/8       16 1/2         7/8

1999
          First Quarter........................   19 7/8      10           29 3/4      12 1/2
          Second Quarter (April 1-- ...........   21 5/8      14 5/8       32          20
          May 17)

     As of May 17, 1999, there were 71 holders of record of our common stock, and we estimate that as of such date there were more than 400 beneficial holders of our common stock.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Overview

     Since our inception in June 1990, we have devoted our resources primarily to fund research and product development programs. We have been unprofitable since inception and, with the exception of license fees, we have not generated any revenue from operations. We expect to continue to incur losses as we expand our research and development activities and sponsorship of clinical trials. As of March 31, 1999, our accumulated deficit was approximately $1.3 million.

Results of operations

Three Months Ended March 31, 1999 and 1998

     For the three month period ended March 31, 1999, we received a nonrefundable license fee of $9,000,000 related to the licensing agreement with Pharmacia and Upjohn for the development and commercialization of our LEP and LED products. We recorded no revenue for the three month period ended March 31, 1998.

     Research and development expense for the three month period ended March 31, 1999 were $1,500,434 compared to $172,527 for the same period in 1998. Research and development spending increased primarily due to expenses for the addition of clinical staff to manage the ongoing clinical trials of $148,000, nonrecurring expenses associated with the licensing of Mesothelin Mab of $256,000, the sublicense fee paid to Georgetown of $800,000 and bonus payments to employees based upon milestone achievement of $100,000.

     General and administrative expenses for the three month period ended March 31, 1999 were $597,994 compared to $291,966 for the same period in 1998. General and administrative expense increased primarily due to additional pay roll costs of $23,000, bonus payments to employees based on milestone achievements of $79,000, additional insurance costs of $47,000 due to expanded coverages, increased investor relation activities of $19,000 and increased professional fees of $125,000 related to licensing activities and other corporate matters.

     We generated interest income on excess cash balances of $35,007 and $37,382 for the three month periods ended March 31, 1999 and March 31, 1998, respectively.

     We incurred $1,860 of interest expense during the three month period ended March 31, 1999. We recorded no interest expense for the same period in 1998.

     We recorded income tax expense $2,774,000 for the three month period ended March 31, 1999. No income tax expense was recorded for the comparable period in the prior year.

     Net income for the three months ended March 31, 1999 was $4,160,719 compared to net loss of $427,111 for the three month period ended March 31, 1998.

     Net income per share for the three month period ended March 31, 1999 was $0.49 basic and $0.38 diluted compared to net loss per share of $0.05 basic and diluted for the three months ended March 31, 1998.

Years Ended December 31, 1998, 1997 and 1996

     We had no operating revenues during the three fiscal years ended December 31, 1998 except for a $550,000 payment received from BioChem Pharma in 1997 as part of a licensing and distribution agreement. Interest income for 1998 totaled $88,752. We completed our initial public offering in January 1996. Cash in excess of funds needed to retire debt, pay for issuance costs or pay outstanding payables was invested in short term investments.

     We incurred research and development expenses of approximately $1,611,000 in 1998 as compared to approximately $1,412,000 in 1997 and $1,100,000 in 1996. The increase in 1998 research and development expenses is primarily due to the increased research activity and the addition of two new employees related to our liposome products. 1998, 1997 and 1996 expenses include payments made by us to Georgetown and the National Cancer Institute pursuant to our license and sponsored research agreements with Georgetown, our cooperative research and development agreement with the National Cancer Institute, payments to U.S. Food and Drug Administration pursuant to the cooperative research and development agreement, and the National Institute of Health pursuant to our license agreement. We expect research and development spending to increase over the next several years.

     General and administrative expenses increased to approximately $1,691,000 in 1998 from approximately $1,370,000 in 1997. The increase was primarily the result of increased professional fees of $103,000, executive recruitment costs of $81,000, increased public relations costs of $29,000, increased insurance costs of $9,000, increased space costs of $35,000 and an increase in other miscellaneous expenses of $64,000. General and administrative expenses for 1997 compared to 1996 increased approximately $413,000. This increase was primarily the result of increased professional fees of $103,000 related to corporate public filings, increased personal costs and compensation expense related to non-employee stock options of $144,000, executive relocation expenses of $76,000, increased travel costs of $37,000 and an increase of miscellaneous office expense of $53,000.

     We incurred zero interest expense in both 1998 and 1997. Interest expense for 1997 compared to 1996 decreased approximately $47,000. We had outstanding debt for a portion of 1996. Proceeds from our initial public offering, completed in January, 1996, were used to retire both the debt owed to our principal shareholder and the line of credit provided by Harris Bank and Trust N.A. Our principal stockholder converted the principal of and interest on the loan into shares of our common stock and warrants at the initial public offering price. Interest expense totaled approximately $356,000 in 1995. The proceeds of borrowings were used to fund our operations during the period from 1994 to 1996.

Inception to December 31, 1998

     We were taxed as an S Corporation from inception through October 11, 1995 when we voluntarily terminated the S Corporation status. Because we were taxed as an S Corporation, all of our net losses from inception through October 11, 1995 were passed through to our stockholders. Accordingly, we did not accumulate operating loss carry forwards prior to October 11, 1995. The deficit accumulated while under S Corporation status was reclassified to additional paid-in capital in 1995. We began accruing net operating loss carry forwards.

Liquidity and Capital Resources

     Cash expenditures have exceeded revenues from our inception through the first quarter of 1999. Our operations have primarily been funded through a loan from our Chairman, a bank line-of-credit and since January 1996, our initial public offering of common stock. We expect to incur additional expenses, resulting in potentially significant losses, as we continue and expand our research and development activities and undertake additional clinical trials of compounds obtained under proprietary licenses. We also expect to incur substantial administrative and commercialization expenditures in the future as we seek FDA approval of drugs under development and initiates marketing activities.

     At December 31, 1998, we had approximately $41,000 in cash and cash equivalents and net working capital of approximately $1.1 million. On October 22, 1998, we established a $3,000,000 line of credit with the John N. Kapoor Trust, dated September 20, 1989, an entity affiliated with our Chairman. Interest on borrowings on the line of credit were accrued at the rate of 2% over the prime rate of the Northern Trust Bank. The accrued interest of $1,062 and outstanding principal of $250,000 were repaid on January 29, 1999 and the line of credit was terminated upon the signing of the Pharmacia and UpJohn Company licensing agreement in February 1999. We believe that cash and cash equivalents should be adequate to fund operations for the next 12 months. However, our management can offer no assurances that additional funding will not be required during that period.

     The amount of the up-front licensing fee paid by Pharmacia and Upjohn pursuant to the licensing agreement dated February 19, 1999 was $9,000,000. In addition, assuming that all of the milestone goals set forth in the license agreement were to be attained by the parties, we would be eligible to receive an additional $52,000,000 in additional milestone payments. Finally, with respect to the LED product, if the LED product were to be approved for commercial sale and thereafter marketed, we would receive a royalty payment for sales outside of the U.S. for the first seven years after commercial sale at a rate of 8%, declining to 5% for the eighth through tenth years of such commercial sales. With respect to the LEP product, we are entitled to receive a royalty of 12.5% for LED products sold outside of the United States for the valid life of an enforceable NeoPharm patent, determined on a country-by-country basis. With respect to sales of both LEP and LED products in the United States, we are permitted to elect, in lieu of royalty payments for U.S. sales, to co-promote the products within the United States. Under the terms of the co-promotion, our participation in net profits is to be in proportion to our monetary contribution to the promotion of each product in the United States, but in no event shall our share of profits exceed 37.5% of total net profits. In addition, our right to co-promote is contingent upon our reimbursing Pharmacia & Upjohn for an amount equal to the amount of our net profit percentage multiplied by the amount expended by Pharmacia & Upjohn in development costs for the products in the United States (which may not exceed 60 percent of Pharmacia & Upjohn's total development costs for the products throughout the world). If we do not elect to co-promote the product within the U.S., then we would receive a flat royalty with respect to LED equal to 10% of net sales for the first ten years of sales in the United States, and with respect to LEP, a royalty equal to 12.5% of net sales for the period in which Pharmacia & Upjohn has exclusivity to LEP product. Because of the uncertainty surrounding our ability to attain the milestones and obtain FDA approval for the products, and the uncertainty that the products would be accepted by the medical community, it is not possible to project with any degree of certainty what the potential revenues (other than the milestone payments) under the contract would be.

     Our assets at December 31, 1998 were $1,781,548 compared to $2,854,499 at December 31, 1997. This decrease in assets was primarily due to a reduction of cash and cash equivalents of approximately $2,736,000 as a result of cash used in operating activities of approximately $2,716,000, cash used to purchase equipment and furniture of approximately, $102,000 and cash provided by issuance of stock of approximately $82,000.

     Our liabilities at December 31, 1998 increased to approximately $603,000 from approximately $480,000 at December 31, 1997.

     We received a $9,000,000 non-refundable up-front fee upon signing the licensing agreement with Pharmacia & Upjohn in February, 1999. Additionally, we anticipate selling $8,000,000 of our stock to Pharmacia & Upjohn under a separate stock purchase agreement in the third quarter of 1999. While Pharmacia & Upjohn will assume the costs associated with all future development and testing of LEP and LED, we anticipate that our research and development costs will remain constant or increase as we accelerate the development of our other products.

     At March 31, 1999, our cash and cash equivalents were $7,402,048 compared to $40,681 at December 31, 1998. This increase in cash and cash equivalents of $7,361,367 was the result of cash generated by operating activities of $7,176,690, cash used to purchase equipment and furniture of $725 and cash provided by financing activities of $185,402.

     Cash and cash equivalents decreased to $2,776,697 at December 31, 1997 from $4,479,041 at December 31, 1996. This decrease of $1,072,344 was the result of cash used in operating activities of $1,858,794, cash used to purchase equipment and furniture of $18,728, and cash provided by the issuance of stock of $175,178.

     Cash and cash equivalents increased to $4,479,041 at December 31, 1996 from $671 at December 31, 1995. This increase of $4,478,370 was the result of cash provided by financing activities of $6,635,223, primarily the net proceeds of the initial public offering, cash used to fund operating expenses of $2,146,190 and cash used to purchase equipment and furniture of $10,663.

     All of the products we are currently developing will require approval by the FDA before they can be sold commercially in the United States. The results of the preclinical and clinical testing on a nonbiologic drug and certain diagnostic drugs are submitted to the FDA in the form of a new drug application for approval to commence commercial sales. In responding to a new drug application, the FDA may grant marketing approval, request additional information or deny the application if the FDA determines that the application does not satisfy its regulatory approval criteria.

     We may seek to satisfy our future funding requirements through public or private offerings of securities, with collaborative or other arrangements with corporate partners or from other sources. Additional financing may not be available when needed or on terms acceptable to us. If adequate financing is not available, we may be required to delay, scale back or eliminate certain of our research and development programs, to relinquish rights to certain of our technologies, therapeutic and diagnostic agents, product candidates or products, or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourselves.

The Year 2000 Issue

     The year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Computer equipment software and devices that are time-sensitive may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations.

     We have conducted an assessment of our business systems that could encounter Year 2000 problems. This assessment included both information technology systems and non-information technology systems. Based on this internal assessment, we have not identified any material Year 2000 issues. We retained an outside consultant to review our assessment. The consultant recommended several corrective measures which are in the process of being completed. The cost of the review and corrective measures is expected to be less than $5,000.

     We rely on vendors, service providers and collaboration partners for raw materials, contract manufacturing, research activities, product testing, clinical trials, administrative services and other services. We are in the process of surveying our third party providers to determine if they are Year 2000 compliant or have effective plans in place to address the Year 2000 issue and to determine the extent of our vulnerability to the failure of our third party providers to remedy such issues. Based upon the responses that we receive from our third party providers we will assess the risks and develop appropriate contingency plans as needed. We do not currently have a contingency plan in place; however it is our intention to complete our plan by October 31, 1999.

     We do not expect the Year 2000 to have a material adverse impact on our business or results of operations. However, no assurance can be given that unanticipated or undiscovered Year 2000 problems will not arise that could have a material adverse effect on our business and results of operations. In addition, there can be no assurance that Year 2000 non-compliance by any of our significant vendors, service providers or collaboration partners will not have a material adverse effect on our business or results of operations.

                                    BUSINESS

Neopharm, Inc.

     We are a pharmaceutical company engaged in the research and development of drugs for the diagnosis and treatment of various forms of cancer. Presently we have several drugs which are in varying stages of development: BUdR (Broxuridine), liposome encapsulated doxorubicin ("LED"), liposome encapsulated paclitaxel ("LEP"), liposome encapsulated antisense oligodeoxynucleotide ("LE-AON" and with LED and LEP the "liposome products"), IL-13 PE38QQR ("IL-13") and Mesothelin ss-dsFv PE38 ("Mesothelin Mab") IL-13 and Mesothelin Mab are both ligand target cytotoxins that specifically target cancer cells and leave normal cells unaffected.

     We have obtained rights to our various products as a result of agreements and relationships that we have with various third parties including the National Cancer Institute, the United States Food and Drug Administration, the National Institute of Health and Georgetown University.

     To date, we have been engaged primarily in the research and development of our development stage products. We have developed expertise in identifying, developing and preparing for regulatory approval cancer drugs for both therapeutic and diagnostic purposes, although we currently don't have any products approved for sale. We currently have no marketing or sales staff and have conducted our activities primarily through consultants and at university research facilities. We will need to hire additional personnel and gain access to marketing and sales resources in order for us to continue to develop and commercialize products.

     We were incorporated in Delaware under the name OncoMed, Inc. in June 1990, and we changed our name to NeoPharm, Inc. in March, 1995. Our principal offices are located at 100 Corporate North, Suite 215, Bannockburn, Illinois 60015, and our telephone number is (847) 295-8678.

Our products

     We are currently developing six compounds which all target various forms of cancer. Cancer is the second largest cause of death in the United States and there are a large number of new cases of cancer each year. However, for some types of cancer, there are no acceptable treatments, while for others, the currently available treatments are limited due to severe side effects. Our products under development offer either improvements to currently available technology or new technology that improves the efficacy and reduces the side effects. Before new drugs can be approved by the U.S. Food and Drug Administration, they must go through several test phases, from pre-clinical trials to Phase I to Phase II and Phase III trials. The products that we are currently developing are detailed in the following table:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          U.S.
                                                              Development                                                 Patent
Compounds           Use or Advantage                          Status                           Cancer Indication          Position
------------------------------------------------------------------------------------------------------------------------------------
LED                 We believe LED allows cancer              Phase I                          Breast, Prostate,          2 Patents
                    patients to tolerate higher               completed,                       Hematological
                    dosages of chemotherapy                   initiated
                    providing greater therapeutic             Phase II in
                    value in a number of types of             June 1998
                    cancer tumors.
------------------------------------------------------------------------------------------------------------------------------------

LEP                 We believe LEP allows cancer              Phase I in                       Ovarian, Breast, Lung      3 Patent
                    patients to tolerate higher               September 1998
                    dosages of chemotherapy,
                    providing greater therapeutic
                    value in a number of types of
                    cancer tumors.
------------------------------------------------------------------------------------------------------------------------------------

LE-AON              LE-AON is an antisense drug               Pre-clinical                     Head & Neck, Lung,         2 Patent
                    useful in enhancing the                   trials                           Brain
                    lethality and effectiveness               ongoing,
                    of radiation                              initiate
                                                              Phase I in
                                                              the 2nd
                                                              Quarter, 1999
------------------------------------------------------------------------------------------------------------------------------------

IL-13 Chimeric      IL-13 Chimeric Protein                    Pre-clinical                     Renal Cell, Brain,         2 Patents
Protein Exotoxin    Exotoxin is a genetically                 trials                           Kaposi's Sarcoma,
                    engineered compound                       ongoing,                         Breast
                    incorporating a highly toxic              initiate
                    material that destroys cells              Phase I in
                    once linked to the target                 the 1st
                    receptor on its surface.                  Quarter, 1999
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          U.S.
                                                              Development                                                 Patent
Compounds           Use or Advantage                          Status                           Cancer Indication          Position
------------------------------------------------------------------------------------------------------------------------------------
Mesothelin Mab      Mesothelin Mab specifically               Phase I to be                    Ovarian, Head, Neck        5 Patents
                    targets those tumors that                 initiated in                     Mesotheliomas
                    express mesothelin antigen on             4th Quarter
                    the surface of the cancer                 1999
                    cells.
------------------------------------------------------------------------------------------------------------------------------------

Broxine             We believe Broxine will prove             New drug                         Breast, Colon,             0 Patents
                    useful in characterizing                  application                      Prostate, Hematologic
                    tumor cell growth in nearly               pending
                    all solid tumors.                         before the FDA
------------------------------------------------------------------------------------------------------------------------------------


     Our short term goal is to use our proprietary technology to significantly enhance the efficiency and reduce the side effects of currently available chemotherapy compounds.

     Our long term goal is to be a leading worldwide oncology drug development company. To reach our goals, we have developed the following strategies:

     o    focus our resources exclusively on the expanding cancer market;

     o develop a balanced portfolio of anti-cancer drugs based on enhancing proven compounds;

     o develop novel therapeutic agents and leverage our expertise to identify compounds we can license; and

     o form strategic alliances with larger pharmaceutical and biotechnology companies to obtain financial and marketing support for certain of our product development activities.

     We cannot be certain that any of our products will receive the required regulatory approvals, be successfully commercialized and achieve market acceptance, or that any products that we commercialize will not be rendered obsolete by other developments in the field of cancer treatment. In addition, the continued development of our products will require us to obtain additional sources of capital and we cannot be certain that this capital will be available to us when we need it or on terms acceptable to us.

     Liposome products. Our liposome products consist of spheres of subcellular size composed primarily of phospholipids, certain of which are the primary components of living cell membranes, and can be made to contain and deliver drugs. This membrane encapsulation feature of liposomes enables the entrapped drug to be circulated in the bloodstream in higher concentrations for longer periods of time than the free drug. When certain drugs, including chemotherapeutic agents, are administered in conjunction with liposomes, they have been shown to produce fewer and less severe local and systemic side effects. Although liposomes have been investigated and used for many years as drug delivery systems, the difficulty in producing liposomes on a large scale, as well as the limited shelf life of many liposomes, have limited their use in clinical settings.

     Our LED is currently under development in three Phase II trials. We started a Phase II trial in hormone refractory prostate cancer patients in June 1998. We are also starting an additional trial in osteosarcoma (bone cancer) at higher doses of LED. These Phase II trials will be conducted in several cancer centers in the United States. We have initiated a multi-center Phase II trial of LED in breast cancer patients who have failed most of the chemotherapy protocols to appreciate the capacity of LED in overcoming MDR in those patients. We also have a clinical trial with LED in myeloma, a blood cancer. We initiated a Phase I clinical study on LEP in September of 1998 for patients with lung cancer. These trials are all on-going.

     As described in more detail below, in February, 1999, we signed a license agreement with Pharmacia and UpJohn to develop and commercialize LEP and LED worldwide. We received an up-front payment upon execution of the license agreement and will receive milestone payments as clinical progress occurs under the license agreement. We will also receive royalties on overseas sales and a co-promotion profit split on sales in the United States. Pursuant to the license agreement, Pharmacia and UpJohn agreed to assume all further responsibility for, and the costs associated with, the further development and testing of LED and LEP and the obtaining of all regulatory approvals. In addition, we have agreed to sell $8,000,000 of our common stock to Pharmacia and UpJohn when we transfer certain investigatory new drug applications to Pharmacia and UpJohn in accordance with a separate stock purchase agreement at a price per share equal to 110% of the then market price of our common stock during the sixty (60) day period preceding the transfer of the investigatory new drug applications. We anticipate that the investigatory new drug applications, which have been submitted for FDA approval, will be transferred promptly after FDA approval, and we expect to receive FDA approval early in the third quarter of 1999.

     The amount of the up-front licensing fee paid by Pharmacia and Upjohn pursuant to the licensing agreement dated February 19, 1999 was $9,000,000. In addition, assuming that all of the milestone goals set forth in the license agreement were to be attained by the parties, we would be eligible to receive an additional $52,000,000 in additional milestone payments. Finally, with respect to the LED product, if the LED product were to be approved for commercial sale and thereafter marketed, we would receive a royalty payment for sales outside of the U.S. for the first seven years after commercial sale at a rate of 8%, declining to 5% for the eighth through tenth years of such commercial sales. With respect to the LEP product, we are entitled to receive a royalty of 12.5% for LED products sold outside of the United States for the valid life of an enforceable NeoPharm patent, determined on a country-by-country basis. With respect to sales of both LEP and LED products in the United States, we are permitted to elect, in lieu of royalty payments for U.S. sales, to co-promote the products within the United States. Under the terms of the co-promotion, our participation in net profits is to be in proportion to our monetary contribution to the promotion of each product in the United States, but in no event shall our share of profits exceed 37.5% of total net profits. In addition, our right to co-promote is contingent upon our reimbursing Pharmacia & Upjohn for an amount equal to the amount of our net profit percentage multiplied by the amount expended by Pharmacia & Upjohn in development costs for the products in the United States (which may not exceed 60 percent of Pharmacia & Upjohn's total development costs throughout the world). If we do not elect to co-promote the product within the U.S., then we would receive a flat royalty with respect to LED equal to 10% of net sales for the first ten years of sales in the United States, and with respect to LEP, a royalty equal to 12.5% of net sales for the period in which Pharmacia & Upjohn has exclusivity to LEP product. Because of the uncertainty surrounding the ability of us to attain the milestones and obtain FDA approval for the product, and the uncertainty that the product would be accepted by the medical community, it is not possible to project with any degree of certainty what the potential revenues (other than the milestone payments) under the contract would be.

     Ligand targeted cytotoxins. In October 1997, we entered into an exclusive worldwide licensing agreement with the FDA and the National Institute of Health to develop and commercialize a chimeric human protein known as "IL13-PE38QQR." This is the fusion of receptor-binding with a derivative of pseudomonas exotoxin (PE38QQR). We also entered into a cooperative research and development agreement with the FDA for the clinical and commercial development of the IL-13 as an anticancer agent.

     Extensive research by scientists at the FDA and the National Cancer Institute have demonstrated that some solid human tumors such as kidney cancer (renal cell carcinoma), brain cancer (glioblastoma), Kaposi's sarcoma and breast carcinoma express high numbers of IL-13 receptors on their cell surfaces. These receptor sites become a specific target for the IL-13 chimeric protein for inducing cytotoxicity at nanogram concentration. On the other hand, normal organs of the body are shown to exhibit minimal receptor sites thereby sparing these organs from any toxic effect. We expect to scale up the production of this chimeric protein to complete preclinical studies in the second quarter of 1999 to be followed later in the year by Phase I clinical program in humans with renal cell carcinoma and glioblastoma.

     We recently executed another licensing agreement with the National Institute of Health for mesothelin mab for head and neck cancer and mesothelioma Like IL-13, Mesothelin Mab targets mesothelin receptors on cancer cells and delivers a cytotoxin to destroy the cancer cell while leaving normal cells alone. Mesothelin Mab is expected to enter Phase I clinical studies in the later part of 1999.

     BUdR product. Clinical trials involving prognostic use of BUdR have indicated that the information regarding tumor cell behavior provided by BUdR can assist the oncologist in selecting appropriate therapeutic regimens for the patients and enable better monitoring of the effectiveness of the chosen therapy.

     In December 1996, we filed a new drug application with the FDA for BUdR as a prognostic agent in the treatment of breast cancer. Our new drug application as it relates to BUdR as a prognostic indication in the treatment of breast cancer was accepted for review by the FDA and was reviewed by the FDA's Oncology Advisory Committee on December 19, 1997, at which time Oncology Advisory Committee voted not to recommend this indication to the FDA for approval. Since the Oncology Advisory Committee action, we met with the FDA to respond to concerns raised by the Oncology Advisory Committee for the purpose of continuing to pursue FDA approval. Based on these discussions we are gathering additional data and reanalyzing the existing data in order to obtain the FDA's approval of our new drug application. The original new drug application was filed in December, 1996. The application was extended once and we were informed on March 31, 1998 that the time for processing the original application has expired. We are continuing to work with FDA to explore the requirements for a prognostic application.

     In May 1997, we entered into a collaboration agreement with BioChem Therapeutics, Inc., which is wholly owned subsidiary of BioChem Pharma. Pursuant to this collaboration agreement, BioChem Pharma will develop, market and distribute BUdR in Canada after receipt of approval from the Canadian Health Protection Branch of BUdR for certain specific uses, the applications for which will be submitted by BioChem Pharma.

     Under the terms of our collaboration agreement with BioChem, a nonrefundable $550,000 payment was paid to us upon execution of the collaboration agreement. In addition, the collaboration agreement provides for milestones which, if the conditions were to be achieved, would result in payment of an additional $500,000 of which $50,000 was paid as part of the original $550,000 payment in recognition of the filing of our new drug application with the FDA. In the event that BioChem were to gain approval for sales in Canada, the collaboration agreement provides for royalty payments of 35% of net sales of the product in Canada up to aggregate sales of $9,000,000 (Canadian), at which point the royalty would be reduced to 25%. In addition, in the event that a generic version of the product were to be introduced, the royalty rate would also be reduced to 25% on all net sales. In addition, after the fifteenth year of commercial sales, the royalty payment would be reduced to 15 percent of net sales. Under the terms of the collaboration agreement, we are to provide BioChem with all data and results of ongoing clinical trials carried on with respect to the product and to provide any assistance as BioChem shall reasonably request in assisting it to gain regulatory approval. The agreement may be terminated by either party upon default by the other party, if the other party fails to cure the default within the periods specified in the agreement.

Research and development, collaborative relationships and licenses

     Research and Development. During the three year period ended December 31, 1998, we spent the following amounts on research and development: $1,611,000 for the fiscal year ended December 31, 1998, $1,412,000 for the fiscal year ended December 31, 1997 and $1,100,000 for the fiscal year ended December 31, 1996. We anticipate that we will need to conduct additional research and development beyond 1999 and this may require us to obtain additional capital.

     Collaborative relationships and licenses. We have entered into a clinical trials agreement with the National Cancer Institute, a cooperative research and development agreement with the FDA, a licensing agreement with the National Institute of Health and have licensed certain technology relating to our liposome products from Georgetown University. The principal terms of these agreements and the license are as follows:

     National Cancer Institute. In 1992 we entered into a cooperative research and development agreement with the National Cancer Institute. Under the terms of the National Cancer Institute cooperative research and development agreement, we have exclusive rights to the data generated with respect to BUdR by National Cancer Institute for certain indications contained in the cooperative research and development agreement including tumors mestastic to the brain, astrocytomas, gastrointestinal cancers, colon cancer, pancreatic cancer, lung cancer, soft tissue sarcomas, head and neck cancer and leukemia. The National Cancer Institute cooperative research and development agreement expired on September 13, 1998 and we then entered into a clinical trials agreement with the National Cancer Institute effective October 29, 1998. The clinical trials agreement covers the same research that was the subject of the National Cancer Institute cooperative research and development agreement. The clinical trials agreement provides for collaboration on the clinical development for BUdR and access to related clinical data required for regulatory approval. Although BUdR is not covered by patents or patent applications, we believe that our exclusive access to the clinical data collected by National Cancer Institute represents a significant competitive advantage for us in the development and eventual commercialization of BUdR.

     FDA cooperative research and development agreement. We entered into a cooperative research and development agreement with the FDA in October 1997 covering IL-13. Pursuant to the FDA cooperative research and development agreement, we are committed to commercialize the IL-13 chimeric protein product which we licensed from the National Institute of Health and the FDA. The FDA has agreed to collaborate on the clinical development and commercialization of the licensed product.

     We are committed to pay $100,000 per year for the reasonable and necessary expenses incurred by the FDA in carrying out the FDA's responsibilities under the FDA cooperative research and development agreement. The FDA cooperative research and development agreement has a term of four years. During 1997 and 1998, we expensed $100,000 per year on research and development costs. The term of the FDA cooperative research and development agreement runs to August 27, 2001.

     National Institute of Health cooperative research and development agreement and licensing agreements. In October 1997, we entered into an exclusive worldwide licensing agreement with the National Institute of Health and the FDA to develop and commercialize an IL-13 chimeric protein therapy. The National Institute of Health received a $75,000 non-refundable license issue payment from us upon execution of the license agreement and will receive minimum annual royalty payments of $10,000, which increase to $25,000 after our first commercial sale. The National Institute of Health license also provides for milestone payments and royalties of 4% based on future product sales. We are required to pay the costs of filing and maintaining product patents on the licensed products. On March 22, 1999, we also executed a cooperative research and development agreement and a license agreement with National Institute of Health for mesothelin mab. The terms and conditions of the mesothelin mab agreement with the National Institute of Health are substantially the same as our agreement with the National Institute of Health for IL-13 chimeric protein therapy, with the exception that milestone payments by us, if any, would aggregate $500,000.

     Under the terms of the patent license agreement with the National Institute of Health for mesothelin mab, we made a non-refundable up-front payment of $75,000 upon execution of the agreement. In addition, we will make minimum annual royalty payments of $20,000 per year beginning on January 1, 2001 and continuing on for the life of the underlying patent. The agreement also provides, however, that in the event that a benchmark is not attained by us, that the minimum royalty rate increases to $150,000 per year until the benchmark is attained. When commercial sales are initiated, if ever, we have agreed to pay the National Institute of Health a royalty of 5% of net sales which, under certain circumstances detailed in the agreement, can be adjusted downward to 4% in the event we are required to pay royalties to third parties. Given the uncertainty of development, approval and public acceptance, the aggregate amount of royalties which may eventually be paid under the contract is impossible to calculate. The agreement may be terminated by the National Institute of Health if we fail to cure the default or become insolvent and by us upon sixty days written notice.

     Georgetown University Agreements. We previously entered into two license and sponsored research agreements with Georgetown University relating to LED, LEP, and LE-AON. Under the Georgetown licenses, and in return for the sponsorship of supportive research, we have exclusive licenses to manufacture and sell LED, LEP, and LE-AON. We are also obligated to pay Georgetown royalties on commercial sales of the liposome products. In addition, we are obligated to make certain advance royalty payments to Georgetown, and these payments will be credited against future royalties that we are required to pay under our agreements with Georgetown. The Georgetown licenses are generally not terminable by Georgetown, except if we are in default. Our rights under the Georgetown Licenses with respect to LED and LEP have recently been sublicensed to Pharmacia and UpJohn.

     Any default and resulting termination of the Georgetown licenses would be materially adverse to our liposome program, could require curtailment or termination of this program and could therefore have a material adverse effect on us. Dr. Aquilur Rahman, our Chief Scientific Officer, is an Adjunct Professor of Radiology at Georgetown and Dr. Anatoly Dritaschilo, a director of ours, is the Chairman of the Department of Radiation Medicine and Medical Director of the Georgetown University Medical Center in Washington, D.C.

Marketing and Sales

     Treating cancer is a highly specialized activity where the treating oncologists are generally concentrated in major medical centers. Our marketing strategy is designed to enable us to operate with a relatively small direct sales force in the United States. As our products receive regulatory approval, we plan to develop a sales force of modest size to service the approximately 3,500 practicing oncologists in the United States. We also intend to pursue collaborative agreements with other companies to market our products elsewhere in the world.

     In May 1997, we entered into a collaboration agreement with BioChem Pharma, where BioChem Pharma will develop, market and distribute BUdR in Canada after receipt of approval from the Canadian Health Protection Branch of BUdR for certain specific uses, the applications for which will be submitted by BioChem Pharma.

     In February l999, we licensed our LEP and LED to Pharmacia & UpJohn Company. As part of Pharmacia & UpJohn's responsibilities under the license agreement, Pharmacia & UpJohn will have to actively market and promote LED and LEP products throughout the world once they have been approved for commercial sale, which we do not expect to occur for several more years, if ever. Under the provisions of our license agreement with Pharmacia & Upjohn, we have the right to elect to co-promote the product within the United States, provided we reimburse Pharmacia & UpJohn for an amount equal to Pharmacia & UpJohn's development costs for the product in the United States (which costs may not exceed 60% of Pharmacia & UpJohn's total development costs throughout the world), multiplied by our net profit percentage which may not exceed 37.5% of total net profits, as adjusted in accordance with the license agreement.

Manufacturing

     We don't have dedicated manufacturing facilities and we don't plan to acquire or establish our own dedicated manufacturing facilities in the foreseeable future. Rather, we plan to develop manufacturing relationships with established pharmaceutical manufacturers to produce BudR, our liposome products, IL-13 and Mesothelin Mab.

     There are a number of FDA approved suppliers of raw materials used in our products in existence. There are also a number of facilities with FDA Good Manufacturing Practice approval for contract manufacturing of our proposed products. We have a source for the manufacture of BudR and we are in the process of arranging for sources for the manufacture of certain of our planned liposome products and the IL-13 chimeric protein. We believe that, in the event of the termination of our existing services for product supplies and manufacture, that we will be able to enter into agreements with other suppliers and/or manufacturers on similar terms. We cannot be certain that there will be manufacturing capacity available to us, at the time that we are ready to manufacture our products.

Patents and Proprietary Rights

     Our policy is to, whenever possible, file patent applications to protect our technology, inventions and improvements that are important to our business. Under our agreements with Georgetown University, we have licensed rights to four United States patents and one pending United States patent application relating to our liposome products under development. Under our agreements with the National Institute of Health, we have licensed rights to two United States patents relating to the IL-13 chimeric protein under development and three United States patents and two pending United States patents relating to the pending agreements for Mesothelin Mab. BudR is not currently the subject of patents or patent applications and we don't expect to obtain patent protection for our BudR product. Our principal advantage with respect to the development and planned commercialization of BUdR and IUdR is our exclusive access under the cooperative research and development agreement to the National Cancer Institutes's clinical data regarding the compounds.

     The patent position of participants in the pharmaceutical field generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation. We don't know if any patent applications will result in patents being issued, or that the resulting patents, if any, will provide us with protection against competitors who successfully challenge our patents, obtain patents that may have an adverse effect on our ability to conduct business, or are able to circumvent our patent position. It is possible that other parties have conducted or are conducting research and could make discoveries of compounds or processes that would precede any discoveries, which could prevent us from obtaining patent protection for these discoveries. Finally, we cannot be certain that others will not independently develop pharmaceutical products similar to or obsoleting those that we plan to develop, or duplicate any of our products.

     We depend upon unpatented trade secrets to protect our competitive position. To protect our trade secrets, we require our employees, Scientific Advisors, consultants and advisors to execute proprietary information and invention assignment agreements upon commencement of their employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of their relationship with us must be kept confidential, except in specified circumstances. However, we can not be certain that these agreements will provide us with meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure of confidential information. Invention assignment agreements executed by our Scientific Advisors, consultants and advisors may conflict with, or be subject to, the rights of third parties with whom these individuals have employment or consulting relationships. In addition, we do not know if others will independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that our trade secrets will not be disclosed or that we can effectively protect our rights to unpatented trade secrets.

     We might have to obtain licenses to patents or proprietary rights of others. We don't know if any licenses required under any patents or proprietary rights would be made available on terms acceptable to us, or at all. If we do not obtain those licenses, we could encounter delays in product market introductions while we attempt to design around such patents, or we could find that the development, manufacture or sale of products requiring these licenses could be foreclosed. Litigation may be necessary to defend against or assert claims of infringement, to enforce patents issued to us, to protect trade secrets or know-how owned by us, or to determine the scope and validity of the proprietary rights of others. In addition, interference proceedings declared by the United States Patent and Trademark Office may be necessary to determine the priority of inventions with respect to our patent applications or our licensors. Litigation or interference proceedings could result in substantial costs to and diversion of effort by, and may have a material adverse impact on us. In addition, there can be no assurance that any such efforts by us in this area would be successful.

Government Regulation

     Introduction. Regulation by governmental authorities in the United States and foreign countries is a significant factor in the development, manufacture and marketing of our products and in our ongoing research and product development activities. The nature and extent to which this regulation will apply to us will vary depending on the nature of any products that we may develop. We anticipate that all of our products will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic and some diagnostic products are subject to rigorous preclinical and clinical testing and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various Federal statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage and record-keeping related to such products and their marketing. To obtain these approvals and the subsequent compliance with appropriate Federal statutes and regulations requires substantial time and financial resources. If we or our collaborators fail to obtain, or experience any delay in obtaining regulatory approval, this could adversely affect the marketing of any of our products, our ability to receive product revenues and our liquidity and capital resources.

     FDA approval process. Prior to the commencement of clinical studies involving human beings, preclinical testing of new pharmaceutical products is generally conducted on animals in the laboratory to evaluate the potential efficacy and the safety of the product. The results of these studies are submitted to the FDA as a part of an investigational new drug application. The investigative new drug application must become effective before clinical testing in humans can begin. Typically, clinical evaluation involves a time consuming and costly three-phase process. In Phase I, clinical trials are conducted with a small number of subjects to determine the early safety profile, the pattern of drug distribution and metabolism. In Phase II, clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety. In Phase III, large-scale, multi-center, comparative trials are conducted with patients afflicted with a target disease in order to provide enough data to demonstrate the efficacy and safety required by the FDA. The FDA closely monitors each of the three phases of clinical testing and may, at its discretion, re-evaluate, alter, suspend or terminate the testing based upon the data and its assessment of the risk/benefit ratio to the patient.

     The results of preclinical and clinical testing on a nonbiologic drug and certain diagnostic drugs and certain diagnostic drugs are submitted to the FDA in the form of a new drug application for approval to commence commercial sales. In responding to a new drug application, the FDA may grant marketing approval, request additional information or deny the application. The FDA may deny the application if the FDA determines that the application does not satisfy its approval criteria. Similar procedures are in place in countries outside the United States.

     In 1988, the FDA issued "fast-track" regulations intended to accelerate the approval process for the development, evaluation and marketing of new therapeutic and diagnostic products used to treat life-threatening and severely debilitating illnesses, especially those for which no satisfactory alternative therapies exist. Fast-track designation affords us with early interaction with the FDA in terms of protocol design and permits. However, fast-track does not require the FDA to grant approval after completion of Phase II clinical trials (although the FDA may require subsequent Phase III clinical trials or even post-approval Phase IV efficacy studies). We believe that a number of our product candidates may fall under these regulations, but we don't know if any of our products will receive this or other similar regulatory treatment.

     In late 1992, legislation imposing FDA user fees on drug manufacturers was enacted. We will have to pay fees for each commercial marketing drug application that we submit for FDA approval, and annual product and establishment fees will also be imposed upon approval. The revenues raised from these fees are intended to increase the resources of the FDA, and by doing so, to increase the speed with which the FDA reviews and approves drug marketing applications. Currently, the user fee for a new drug application is approximately $260,000 and the statute provides for periodic fee increases. The statute currently provides small companies (defined as companies with less than 500 employees that are not marketing a prescription drug product) with a reduction in the initial application fee and contains limited provisions for fee waivers. In 1996, we were granted a waiver of the user fee required with the filing of our new drug application for BudR.

     Waxman-Hatch Act. The Drug Price Competition and Patent Restoration Act of 1984, also known as the Waxman-Hatch Act, contains provisions relating to marketing exclusivity from generic competition for most non-biological drugs and patent restoration for most pharmaceutical products. A five-year marketing exclusivity period is provided for new chemical entities, and a three-year marketing exclusivity period is provided for approved drugs for which new clinical investigations are essential to the receipt of FDA approval to market the product. For purposes of the Waxman-Hatch Act, a new chemical entity is defined as a drug product that contains an active moiety not previously approved by the FDA for marketing. The five year exclusivity period would not prevent a competitive product from being marketed based upon new preclinical and clinical studies conducted by the competitor.

     Orphan Drug Act. Under the Orphan Drug Act, the FDA may designate drug products as orphan drugs if there is no reasonable expectation of recovery of the costs of research and development from sales in the United States or if the drugs are intended to treat a rare disease or condition. A rare disease or condition is defined as a disease or condition that affects less than 200,000 persons in the United States. If certain conditions are met, designation as an orphan drug confers upon the sponsor, marketing exclusivity for seven years following FDA approval of the product. This means that the FDA cannot approve another version of the "same" product for the same use during this seven year period. However, the market exclusivity provision does not prevent the FDA from approving a different orphan drug for the same use or the same orphan drug for a different use. The Orphan Drug Act has been controversial and many legislative proposals have been introduced in Congress to modify various aspects of the Orphan Drug Act, particularly the market exclusivity provisions. We don't know if new legislation will be introduced in the future that may adversely impact the availability or attractiveness of orphan drug status for any of our products.

     Other Regulations. We are subject to various Federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory manufacturing practices and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research work. We can not predict the extent of government regulation which might result from future legislation or administrative action. We have has not made and don't plan on making material capital expenditures with respect to the protection of the environment.

Product Liability and Insurance

     Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of human therapeutic products. We don't have any product liability insurance at this time. Even though we plan to obtain product liability insurance, we don't know if we will be able to obtain or maintain this insurance on acceptable terms or that any insurance we obtain will provide adequate coverage against potential liabilities. Claims or losses in excess of any liability insurance coverage we obtain could have a material adverse effect on our business, financial condition or results of operations.

Competition

     Competition in the discovery and development of methods for treating cancer is intense. Numerous pharmaceutical, biotechnology and medical companies and academic and research institutions in the United States and elsewhere are engaged in the discovery, development, marketing and sale of products for the treatment of cancer. These include surgical approaches, new pharmaceutical products and new biologically derived products. We expect to encounter significant competition for the products we plan to develop. Companies that complete clinical trials, obtain regulatory approvals and commence commercial sales of their products before we or our competitors do may achieve a significant competitive advantage. A number of pharmaceutical companies are developing new products for the treatment of the same diseases that we are targeting. In some instances, our competitors already have products in clinical trials. In addition, certain pharmaceutical companies are currently marketing drugs for the treatment of the same diseases that we are targeting, and may also be developing new drugs to address these disorders.

     We believe that our competitive success is dependent upon our ability to create and maintain scientifically advanced technology, develop proprietary products, attract and retain scientific personnel and obtain patent or other protection for our products. We also believe our competitive success is dependent upon our ability to obtain required regulatory approvals, obtain orphan drug status for certain products and manufacture and successfully market our products either independently or through outside parties. Many of our competitors have substantially greater financial, clinical testing, regulatory compliance, manufacturing, marketing, human and other resources. In addition, we will continue to seek licenses for key technologies related to our fields of interest and we may face competition with respect to such efforts.

Human Resources

     As of March 16, 1999 we have six full-time employees, and one part-time employee. We also have consulting agreements with eight consultants. None of our employees or consultants are represented by a collective bargaining arrangement and we believe that our relationship with our employees and consultants is good. We intend to continue to retain consultants and to add personnel as we implement our business strategy.

Facilities

     Our administrative offices are located in approximately 1,330 square feet of subleased office space in Bannockburn, Illinois. This subleased space is provided to us at a market rate by Option Care, Inc., an affiliate of our principal stockholder and chairman of our Board of Directors.

Scientific Advisory Board

     We have assembled a seven member Scientific Advisory Board. The members of our Scientific Advisory Board provide us with expertise in areas of scientific and medical interest. We have entered into agreements with the Scientific Advisors providing that all inventions made by our Scientific Advisors when working for us will belong to us; however, most of the members of our Scientific Advisory Board are employed on a full-time basis by academic or research institutions. The members of our Scientific Advisory Board are permitted to share information among themselves regarding the projects that they are working on with us. As of March 16, 1999, we have granted options to acquire an aggregate of 68,324 shares of our common stock to members of our Scientific Advisory Board, and we pay a retainer to compensate our Scientific Advisory Board members.

     The members of our Scientific Advisory Board and their principal positions and experience are set forth below:

     William Bradner, Ph.D., Preclinical. Dr. Bradner is a consultant in research and development of cancer therapeutics. He has five years of academic experience and 28 years of industrial experience prior to starting his consulting firm in 1987. His industry work included experience as Head of the Antitumor Biology Department for Bristol-Myers Squibb and supervision of all government contract research efforts. He has been extensively involved in all aspects of drug discovery and development including testing, manufacture, formulation, clinical trials and regulatory affairs.

     Timothy J. Kinsella, M.D. Clinical. Dr. Kinsella is Professor and Chairman of the Department of Human Oncology, University of Wisconsin Medical School, Madison, Wisconsin, and Deputy Director of the University of Wisconsin Clinical Cancer Center. Dr. Kinsella is Board Certified in internal medicine, medical oncology, and therapeutic radiology, providing a broad background for multidisciplinary research and patient care. He has published over 100 papers on the uses of ionizing radiation with chemical sensitizers and protectors, and is an internationally recognized expert on the clinical uses of BUdR and IUdR.

     Theodore S. Lawrence, M.D., Ph.D., Clinical. Dr. Lawrence is an Associate Professor in the Department of Radiation Oncology at the University of Michigan Medical Center. Dr. Lawrence is Board Certified in internal medicine, medical oncology and therapeutic radiology. He has published laboratory and clinical research papers on drug-x-ray interactions in the treatment of cancers. He is an expert on the clinical uses of BUdR and IUdR and is directing clinical trials with these agents.

     Harvey D. Preisler, M.D., Clinical. Dr. Preisler is the Director of Rush Cancer Institute and a Professor of Medicine at Rush Medical Center in Chicago, Illinois. Dr. Preisler is Board Certified in internal medicine and medical oncology, and has approximately 290 publications to his credit in peer reviewed journals.

     Ralph R. Weichselbaum, M.D., Clinical. Dr. Weichselbaum is Professor and Chairman of the Department of Radiation and Cellular Oncology, University of Chicago. Dr. Weichselbaum has over 300 publications in radiation biology, gene regulation and experimental cancer therapeutics. He is internationally known for his discoveries of repair of radiation damage and is a leader in extending gene therapy to clinical application.

     Alfred Yung, M.D. Dr. Yung is Professor of Neurology and Deputy Chairman in the Department of Neuro-Oncology and Tumor Biology at the University of Texas M.D. Anderson Cancer Center. Dr. Yung completed his Bachelor of Science summa cum laude at the University of Minnesota and received his M.D. from the University of Chicago, Pritzker School of Medicine. Dr. Yung's post graduate training was completed at the University of California and he also completed a fellowship in Neuro-Oncology at the Memorial Sloan-Kettering Cancer Center in New York. Dr. Yung sits on the editorial board of several scientific journals.

     Michael D. Prados, M.D., FACP. Dr. Prados is Professor and Chief, Neuro-Oncology Service, University of California at San Francisco. Dr. Prados completed his Bachelor of Science at the University of New Orleans and received his M.D. from Louisiana State University School of Medicine. He is a neuro-surgeon with expertise in the treatment of brain tumors and brain metastasis. He has over 200 professsional publications to his credit.

     Joseph Treat, M.D. Dr. Treat is a Diplomatic of the American Board of Internal Medicine with a subspecialty in Medical Oncology. He is currently a Professor of Medicine, Department of Medicine, Division of Hematology/Oncology at MCP - Hahnemann University Hospital in Philadelphia. Dr. Treat received his M.D. degree from Temple Medical School in Philadelphia. He went on to complete a Fellowship in Medical Oncology at Georgetown University Hospital. He has held faculty appointments at Georgetown University and University of Pennsylvania.

     Although, our Scientific Advisory Board has not had a formal meeting of the entire Board, Dr. Rahman has contacted each of the members of the Scientific Advisory Board to discuss the results of clinical trials with which the Advisory Board members are involved and to solicit advice on the design and execution of our preclinical studies.

Legal Proceedings

     We are not a party to any litigation or other legal proceedings.

                                   MANAGEMENT

Our directors and executive officers are as follows:

Name                            Age                  Position
-----                          -----                 ---------

John N. Kapoor, Ph.D.           55       Director, Chairman of the Board

James M. Hussey                 39       President, Chief Executive Officer,
                                         and Director

Aquilur Rahman, Ph.D.           56       Director, Chief Scientific Officer

Anatoly Dritschilo, M.D.        54       Director

Erick E. Hanson                 52       Director

Sander A. Flaum                 62       Director

Mahendra G. Shah, Ph.D.         54       Vice President, Corporate and Business
                                         Development

Kevin Harris                    38       Chief Financial Officer

Lewis Strauss, M.D.             48       Vice President, Chief Medical Officer


     All directors hold office until the next annual meeting of the stockholders and until their successors are duly elected. Officers are appointed to serve, subject to the discretion of our Board of Directors, until their successors are appointed.

     John N. Kapoor, Ph.D., Chairman of the Board of Directors, has been a director of ours since July 1990. Prior to forming us, Dr. Kapoor formed EJ Financial Enterprises, Inc., a health care consulting and investment company, in March 1990, of which Dr. Kapoor is currently President. Dr. Kapoor is presently Chairman of Option Care, Inc., a provider of home healthcare services; Chairman of Unimed Pharmaceuticals. Inc., a developer and marketer of pharmaceuticals for cancer, endocrine disorders and infectious diseases; and Chairman of Akorn, Inc., a manufacturer, distributor, and marketer of generic ophthalmic products. Dr. Kapoor received his Ph.D. in medicinal chemistry from the State University of New York in 1970 and a B.S. in pharmacy from Bombay University in India.

     James M. Hussey joined us in March 1998 as our President, Chief Executive Officer, and a member of our Board of Directors. Mr. Hussey was previously the Chief Executive Officer of Physicians Quality Care, a managed care organization from 1994 to January 1998. Previous to that, Mr. Hussey held several positions with Bristol-Myers Squibb from 1984 to 1994, most recently as the General Manager Midwest Integrated Regional Business Unit. Mr. Hussey received a B.S. from the College of Pharmacy at Butler University and an M.B.A. from the University of Illinois.

     Aquilur Rahman, Ph.D., joined us as Chief Scientific Officer and as a member of our Board of Directors in July 1990. Dr. Rahman joined us on a full time basis in March 1996. Dr. Rahman is currently adjunct professor of radiology and was an associate professor of pathology and pharmacology at Georgetown University until March 1996. Dr. Rahman has more than 15 years of research experience in developing methods of chemotherapy treatment for cancer. Dr. Rahman received his Masters of Science in Biochemistry from the University of Dacca (Bangladesh) in 1964 and his Ph.D. in Pharmaceutics from the University of Strathclyde (Glasgow, U.K.) in 1972.

     Anatoly Dritschilo, M.D., joined us as a member of our Board of Directors in July 1990. Since August 1979, Dr. Dritschilo has been Chairman of the Department of Radiation Medicine and Medical Director of the Georgetown University Medical Center in Washington, D.C. Dr. Dritschilo received his B.S. in Chemical Engineering from the University of Pennsylvania, his M.S. in Engineering in 1969 from Newark College of Engineering, and his M.D. in 1973 from the College of Medicine of New Jersey.

     Erick E. Hanson, joined us as a Director in April 1997. Mr. Hanson is currently President of Hanson and Associates, a consulting firm working with venture capital companies. Previously, Mr. Hanson served as President and Chief Executive Officer of Option Care, Inc., a provider of home healthcare services. Prior to joining Option Care, Inc. Mr. Hanson held a variety of positions with Caremark, Inc., including from 1991-1995, Vice President Sales and Marketing. Mr. Hanson served as President and Chief Operating officer of Clinical Partners, Inc. in Boston, MA, from 1989-1991 and prior to 1989 was associated with Blue Cross and Blue Shield of Indiana for over twenty years. Mr. Hanson presently serves on the Board of Directors for Condell Medical Centers.

     Sander Flaum, joined us as a Director in July 1998. Mr. Flaum is President and CEO of Robert A. Becker EURO/RSCG, a marketing and advertising company. Prior to becoming President of Robert A. Becker, Mr. Flaum was Executive Vice President of Kleinter Advertising and prior to that, served as Marketing Director of Lederle Pharmaceuticals, a division of American Cyanimid Corporation, where he was employed from 1965 - 1984.

     Mahendra G. Shah, Ph.D., has served as our Vice President of Corporate and Business Development since October 1991. Dr. Shah is also a Vice President of EJ Financial Enterprises, Inc., a position he has held since October 1991. Prior to joining us, Dr. Shah was the Senior Director of New Business Development with Fujisawa USA from January 1987 to October 1991. Dr. Shah received his M.S. in 1978 and Ph.D. in 1984 in Industrial Pharmacy from St. John's University and an M.S. in 1969 and a B.S. in 1967 in Pharmaceutical Chemistry from Gujarat University in India.

     Kevin Harris, has served as our Chief Financial Officer and Secretary since June 1998. Mr. Harris is also Director of Taxes and Planning at E.J. Financial Enterprises, Inc. a health care consulting and investment company. Prior to joining E.J. Financial Enterprises, Inc. Mr. Harris was Vice-President of Finance of Duo-Fast Corporation. Previously, Mr. Harris worked eleven years in public accounting, including six years with Arthur Andersen & Company. Mr. Harris received a B.Sc. in accounting from Illinois State University in 1983 and a M.S. from DePaul University in 1988. Mr. Harris is a Certified Public Accountant and a Certified Financial Planner.

     Lewis Strauss, M.D. has served as our Chief Medical Officer since April 1998. After medical training at Cornell Medical College and pediatric residency at The John Hopkins School of Medicine in Baltimore, Dr. Strauss served as a Pediatric Oncologist at John Hopkins Oncology Center from 1980 to 1991 and at Northwestern University from 1991 to 1997.

Director Compensation

     Our directors do not receive any cash compensation for attendance at directors' meetings or for serving on any committee of our Board of Directors. Our directors are reimbursed for certain out-of-pocket expenses incurred in connection with attendance at such meetings.

     Non-employee directors are eligible to participate in our equity incentive plan. Eligible directors receive nonstatutory stock options, pursuant to an automatic, non-discretionary grant mechanism, whereby each eligible director is granted an option to purchase 5,000 shares of common stock upon his or her initial and subsequent election as a director. Options granted to outside directors vest after one year of service. Currently, three of our directors are eligible to participate in this program.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our directors, officers and other employees and administers various incentive compensation and benefit plans. The Compensation Committee consists of Messrs. Kapoor and Dritschilo, each of whom is a non-employee director of ours. In 1998, we paid EJ Financial $125,000 pursuant to a consulting agreement for certain business and financial services, plus reimbursement of expenses. Dr. Kapoor, our Chairman, is the president and a director of EJ Financial. Dr. Mahendra Shah, our Vice President, is also a Vice President of EJ Financial and Kevin Harris, our Chief Financial Officer, is Director of Taxes and Planning of EJ Financial. We believe the charges provided for in the consulting agreement are reasonable and accurately reflect the cost of the services provided. Unless terminated by the parties, the consulting agreement automatically renews for a one year term each June. Until March 1, 1996, Dr. Aquilur Rahman, a Director and the Company's Chief Scientific Officer, was employed by Georgetown University as an associate professor. Dr. Anatoly Dritschilo, a Director of ours, is currently employed by Georgetown University as Chairman of the Department of Radiation Medicine and Medical Director of the Georgetown University Medical Center in Washington, D.C. We previously entered into license and sponsored research agreements with Georgetown University that were conducted in the laboratory of Dr. Rahman, and Drs. Dritschillo and Rahman have agreements with Georgetown which provide for a sharing of monies, if any, which may be paid by us to Georgetown pursuant to those license agreements for our liposome compounds. As of April 27, 1996, our obligation to fund further research pursuant to its agreements with Georgetown was terminated. Finally, Dr. Kapoor is Chairman of Option Care, Inc., a company from which we lease our principal offices. See "Certain Transactions."

Employment Agreements

     We entered into an employment agreement with James Hussey, our President, Chief Executive Officer and a member of our Board of Directors in March 1998. Mr. Hussey's employment agreement is terminable by either Mr. Hussey or us on 90 days written notice. Under the terms of his employment agreement we pay Mr. Hussey an annual salary of $225,000, and he is also eligible for a bonus payment up to 80% of his salary, based upon the achievement of certain goals set by our Board of Directors. Pursuant to his employment contract, we granted Mr. Hussey options to purchase 400,000 shares of our common stock at an exercise price of $4.75 per share. 25% of the options vest yearly, commencing January 12, 1999.

     We entered into an employment agreement with Dr. Lewis Strauss, our Vice President -- Chief Medical Officer in April 1998. Under the terms of his employment agreement, we pay Mr. Strauss an annual salary of $140,000, and he is also eligible for a bonus payment of up to 50% of his salary, based upon the achievement of certain goals set by our Board of Directors. Pursuant to his employment contract, we granted Mr. Strauss options to purchase 12,000 shares of our common stock at an exercise price of $3.875 per share. 25% of the options vest yearly, commencing July 23, 1999.

Executive Compensation

     The following table summarizes the total compensation for services rendered to us for the fiscal year ended December 31, 1998, by those persons holding the position of Chief Executive Officer and for each executive officer who received more than $100,000 in salary and bonus in 1998.

                           Summary Compensation Table

                                                                                                           Long-Term Annual
                                                         Annual Compensation                             Compensation Awards
                                       ---------------------------------------------------------       ------------------------
                                                                                         Other
                                                                         Compen-         Annual        Restricted
                                       Fiscal                            sation         Compen-          Stock
Name and Principal Position             Year          Salary ($)         Bonus($)       sation($)       Awards($)    Options(#)
---------------------------            -------        ----------         --------       --------       -----------   ----------
William C. Govier,                      1998            $  5,800         $      0       $      0        $      0            0
      Chief Executive Officer           1997             138,600                0              0               0            0
      and President(1)                  1996             121,000           39,600              0               0       50,000(3)

James M. Hussey,                        1998            $197,900         $ 90,000       $  7,100        $187,500      400,000(4)
      Chief Executive Officer
      And President(1)

Aquilur Rahman,                         1998            $178,000         $ 54,000       $  9,600        $      0            0
      Chief Scientific Officer          1997             167,000           51,000              0               0
                                        1996             144,100           45,000              0               0       50,000(5)

Lewis Strauss, M.D. (2)                 1998            $110,000         $ 16,800       $ 20,000        $ 35,000       20,000(6)

----------
(1) Dr. Govier resigned as our President, Chief Executive Officer and a Director effective January 18, 1998. Effective March 16, 1998, Mr. James M. Hussey succeeded Dr. Govier as President and Chief Executive Officer and was appointed to fill the vacancy in the Board of Directors created by Dr. Govier's departure.

(2)  Dr. Strauss joined us as Chief Medical Officer on April 6, 1998.

(3) The stock options granted to Dr. Govier were cancelled upon his resignation on January 18, 1998 as President, Chief Executive Officer and a Director in accordance with the terms of the 1995 Stock Option Plan.

(4) The stock options became exercisable for 25% of the covered shares on January 16, 1999 and will become exercisable with respect to an additional 25% on each anniversary of such date.

(5) The stock options became exercisable for 50% of the covered shares on August 13, 1997 and the remaining shares became exercisable on August 15, 1998 in accordance with the 1995 Stock Option Plan.

(6) The stock options became exercisable for 25% of the covered shares on April 6, 1999, and will become exercisable with respect to an additional 25% of each anniversary of such date.

                        Option Grants In Last Fiscal Year

The following table sets forth information with respect to grants of options to purchase common stock granted to the Named Executive Officers during the fiscal year ended December 31, 1998.

                                Individual Grants

                                                   # of Total                                            Potential Realizable
                                                    Options                                               Value as Assumed
                                                   Granted to       Exercise                             Annual Rates of Stock
                                Granted           Employees in        Price       Expiration              Price Appreciation
               Name           Options (#)          Fiscal Year      Per Share        Date                   For Option Term
              ------           ---------           ----------       ---------      ---------       ------------------------------
                                                                                                       5%                 10%
                                                                                                   ----------          ----------
James M. Hussey                  400,000               71.81%          $4.75         1/16/08       $1,194,900          $3,028,111
Lewis Strauss                     20,000                3.59%          $3.75         4/06/08       $   47,167          $  119,531

                   Aggregated Option Exercises In Last Fiscal
                     Year, And Fiscal Year-End Option Values

     The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 1998, and the value at December 31, 1998 of unexercised stock options held by our executive officers:

                          Fiscal Year End Option Values

                                                                                                      Value of Unexercised
                                                                    Number Of Unexercised           Options In-The Money At
                                                                    Options At Fiscal Year-            End Fiscal Year-End
                            Shares Acquired       Realized               Exercisable/                     Exercisable/
            Name            On Exercise (#)      Value ($)            Unexercisable (#)                Unexercisable ($)
            ----            ---------------      ---------            -----------------                -----------------
William C. Govier                   0                0                           0/0                              0/0
James M. Hussey                     0                0                     0/400,000                      0/2,950,000
Aquilur Rahman                      0                0                      50,000/0                        256,250/0
Lewis Strauss                       0                0                      0/20,000                        0/167,500

----------
* Represents the fair market value at December 31, 1998, of the common stock underlying the options minus the exercise price.

Stock Option Plans

1998 Equity Incentive Plan

     On July 23, 1998, our Board of Directors adopted the 1998 Equity Incentive Plan. The 1998 Equity Incentive Plan will be presented to our stockholders for approval at our 1999 Annual Meeting.

     Under the 1998 Equity Incentive Plan, our Board of Directors as a whole, or a committee of outside directors, is authorized to award stock options, restricted stock, performance shares, performance units and bonus stock. The 1998 Equity Incentive Plan has a 10-year term. Subject to anti-dilution adjustments, a maximum of 2,000,000 shares of our common stock may be granted, of which no more than 250,000 shares may be for awards of options, restricted stock or bonus stock. All of our full-time employees, as well as consultants and directors, are eligible to receive awards.

     The administrators of the plan have the discretion to determine the persons to whom awards shall be made, and subject to the terms of the plan, the terms and conditions of each award. The administrators of the plan may, among other things, cancel outstanding awards and grant substitute awards with an exercise price determined by reference to the value of our common stock on the date of substitute awards, accelerate vesting and waive terms and conditions of outstanding awards and permit eligible employees or consultants to elect to acquire, prior to earning compensation, options in lieu of receiving such compensation. All awards become fully vested upon a change of control of us.

     Options. The exercise price of options must be no less than 85% of the fair market value of a share of common stock on the grant date (100% for incentive stock options and 110% for incentive stock options granted to an individual possessing more than 10% of our voting rights). Options become exercisable as to 25% of the shares subject to the award on each of the first four anniversaries of the grant date unless the administrator specifies a different vesting schedule. Options have a maximum term of 10 years. The option exercise price may be paid (i) in cash or by check, (ii) in stock, (iii) in restricted stock, (iv) through a simultaneous sale through a broker of unrestricted stock acquired upon exercise of the option, (v) through a loan or loan guaranty made by us or (vi) any combination of the foregoing. Options may be designated by the administrator as incentive stock options for which the amount of option "spread" at the time of exercise, assuming no disqualifying disposition, is generally not to be taxable income to the grantee (except for possible alternative minimum tax liability) and is not deductible by us for federal income tax purposes.

     Restricted stock and bonus stock. The administrator will determine the purchase price applicable to grants of restricted stock, which may be as low as the par value of the common stock. The administrator will determine the restrictions, if any, applicable to the restricted stock, which may include performance goals. The administrator may also grant bonus stock.

     Grant of performance units and performance shares. Before performance units or performance shares are granted, the administrator is required to (i) determine objective performance goals and the amount of compensation under the goals applicable to the grant, (ii) designate the measuring period of between one and seven years to ascertain the achievement of the goals and (iii) assign a performance percentage to each level of attainment of performance goals during the measuring period. The administrator may use any performance factors it deems appropriate. A grant of performance units or performance share may, but need not, be identified with another award under the 1998 Equity Incentive Plan.

     Exercise of performance units and performance shares. If the minimum performance goals applicable to an award of performance units or performance shares are achieved, then the award generally becomes exercisable on the later of the first anniversary of the grant date or the first day after the end of the measuring period. The benefit of a performance unit is dependent upon the percentage of performance goals attained and the value of each performance unit (which is fixed at the time of its grant). If the minimum performance goals of a performance unit award are achieved, then we will deliver to the grantee (i) in the case of performance units, cash in an amount equal to the product of the number of performance units successively multiplied by the value of each performance unit and the performance percentage achieved during the measuring period, or (ii) in the case of an award of performance shares, shares of common stock equal in number to the product of the number of performance shares subject to the award multiplied by the performance percentage achieved during the measuring period, in either case except to the extent that the administrator determines that cash or common stock should be paid in lieu of some or all of such common stock or cash, as applicable. Any performance unit or performance share award with respect to which the performance goals are not achieved shall expire.

     Loans and loan guarantees. The administrator may allow a grantee to defer payment to us of all or part of the exercise price of an option, the purchase price of restricted stock or any taxes associated with any non-cash benefit under the 1998 Equity Incentive Plan. The administrator also may cause us to guarantee a third-party loan to cover such amounts. The terms of any such deferral or guarantee shall include an interest rate not more favorable to the grantee than the terms applicable to funds borrowed by us from time to time. The administrator may forgive the repayment of any or all of the principal of or interest on any such deferred payment obligation.

     Exercise after termination of continuance status as an employee or consultant. If a grantee's continuance status as an employee or consultant is terminated for cause, all unvested or unexercised awards will terminate and be forfeited. In the event of death or disability of a grantee, any restricted stock will become vested, any unexercised option may be exercised for 180 days following the date of termination, and any unexercised performance share or performance units may be exercised for 180 days following such date, provided that if a measuring period has not ended, the benefit will be pro-rated on the basis of the elapsed portion of the measuring period and the actual or extrapolated performance, as determined by the committee, over the full measuring period. If a grantee's continuance status as an employee or consultant terminates for any other reason, any restricted stock will be forfeited, the then-exercisable portion of any unexercised option may be exercised for 90 days and any unexercised performance shares or performance units may be exercised if and to the extent determined by the committee. The committee has the discretion to extend such post-termination exercisability.

     Section 162(m) Compensation Deductibility Limit. Under Section 162(m) of the Internal Revenue Code, relating to the disallowance of deductions for compensation of certain executive officers in excess of $1,000,000 per year, the limitation on such deductions (the "162(m) Limit") the following provisions shall apply with respect to such grant: (i) the exercise price of any option shall equal 100% of the value of the common stock on the grant date, (ii) the performance units or performance share to any grantee for any measuring period shall not have a value (as of the date of the grant) in excess of the grantee's base annual salary at the time of the grant multiplied by the number of years in the measuring period and the performance percentage for such performance units or performance shares shall not exceed 150% and (iii) the value (as of the date of grant) of any stock bonus awarded to a grantee for each calendar year shall not exceed the grantee's base annual salary in effect for such year. The administrator shall certify in writing prior to payment of compensation related to any performance unit, performance share or stock bonus that the performance goals and any other material terms were in fact satisfied.

     Amendments. The 1998 Equity Incentive Plan may be amended by the Board of Directors without stockholder approval except as may be required to permit transactions in common stock to be excepted from liability under Section 16(b) of the Securities Exchange Act of 1934, or under the listing requirements of any securities exchange or national market system on which any of our equity securities are listed.

1995 Stock Option Plan

     In January 1995, our Board of Directors and our stockholders approved the 1995 Stock Option Plan. Currently, grants under the 1995 Stock Option Plan have been suspended and if our stockholders approve the 1998 Equity Incentive Plan, the 1995 Stock Option Plan will be terminated and any unissued shares of common stock reserved for issuance under the 1995 Stock Option Plan became included within the number of shares of common stock reserved for issuance under the 1998 Equity Incentive Plan.

     The 1995 Stock Option Plan provides for the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, the granting to employees (including officers, employees, directors, and consultants) of non-statutory stock options. The purpose of the 1995 Stock Option Plan was to attract and retain the best available personnel to us and to encourage stock ownership by our employees, officers, directors and consultants to give them a greater personal stake in our success. In May 1997, our stockholders amended the 1995 Stock Option Plan to provide for the reservation of a total of 1,400,000 shares of our common stock for issuance under the 1995 Stock Option Plan.

     The 1995 Stock Option Plan is administered by our Board of Directors, which determines the terms of the options granted under the 1995 Stock Option Plan, including the exercise price, number of shares subject to the award and the exercisability thereof. Generally, options granted to employees and consultants under the 1995 Stock Option Plan vest and become exercisable at a rate of 25% of the shares subject to the option one year from the date of grant, but our Board of Directors has the discretion to determine the vesting of shares subject to option. The terms of incentive stock options and non-statutory stock options granted under the 1995 Stock Option Plan may not exceed ten (10) years. No option granted under the 1995 Stock Option Plan may be transferred by the optionee other than by will or the laws of descent or distribution and each option may be exercised, during the lifetime of the optionee, only by such optionee. In the event we merge with or into another corporation or sell of substantially all of our assets, each option may be assumed or an equivalent option substituted by the successor corporation, or the administrator, in lieu of assumption or substitution, may provide for the optionee to have the right to exercise the option as to all or a portion of the covered shares.

     In the event any change is made in our capitalization, such as a stock split or stock dividend, which results in greater or lesser number of shares of our common stock, appropriate adjustment shall be made in the option price and in the number of shares subject to the options. In the event of the proposed dissolution or liquidation of us, to the extent that an option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

     The exercise price of all incentive stock options granted under the 1995 Stock Option Plan must be at least equal to the fair market value of the shares of common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the date of grant. No incentive stock options may be granted to a participation, that, when aggregated with all other incentive stock options granted to such participant would have an aggregate fair market value in excess of $100,000 becoming exercisable in any calendar year. No options have been granted to date at prices less than 100% of the fair market value on the date of the grant. To date, a total of 1,168,000 shares have been granted under the 1995 Stock Option Plan.

Director Option Plan

     The Director Option Plan was adopted by our Board of Directors in January 1995, approved by our stockholders in January 1995 and amended by our Board of Directors in March 1997. Upon the adoption of the 1998 Equity Incentive Plan, which allows for issuances of options to directors, by our Board of Directors, the Director Option Plan has been suspended and will be terminated upon approval of the 1998 Equity Incentive Plan by our shareholders. While it was in operation, the Director Option Plan provided for the grant of nonstatutory stock options to non-employee directors of ours who do not hold more than 5% of our outstanding common stock, pursuant to an automatic, non-discretionary grant mechanism. A total of 100,000 shares of common stock were authorized under the 1995 Director Option Plan. At the time of the adoption of the 1998 Equity Incentive Plan, two directors were eligible to participate in the plan.

     The exercise price of options granted to outside directors was required to be 100% of the fair market value of our common stock on the date of grant. The consideration for exercising options granted to outside directors could only consist of cash, check, previously owned shares of our common stock or cashless exercise. Options granted to outside directors have a five (5) year term, or shorter upon termination of their tenure as a director. Options granted to the outside directors vest at the rate of 25% one year from the date of grant and 6.25% at the end of each full quarter thereafter.

     The Director Option Plan provided that each outside director was automatically granted an option to purchase 2,000 shares of our common stock upon his or her initial election as a director. Subsequently, each outside director was granted an additional option to purchase 1,000 shares of common stock on January 1 of each year thereafter (if, on such date, he or she has served as a director for at least six (6) months), so long as he or she remains an outside director. No option granted under the Director Option Plan could be transferred by the optionee other than by will or the laws of descent or distribution and each option could be exercised by the optionee only during his or her lifetime.

     In the event a change is made in our capitalization resulting in a greater or lesser number of shares of our common stock, appropriate adjustment is made in the option price and in the number of shares subject to the options. In the event of a proposed dissolution or liquidation of us, unexercised options terminate immediately prior to the consummation of such proposed action. In the event of the merger or sale of substantially all of our assets, all outstanding options are assumed or substituted by the successor corporation, or if they are not assumed or substituted, they shall become fully vested unless the Board of Directors determines otherwise.

     Our Board of Directors may amend or terminate the Director Option Plan at any time without approval of our stockholders. However, no such action by the Board of Directors may unilaterally alter or impair any option previously granted under the 1995 Director Option Plan without the consent of the optionee.

1990 Stock Option Plan

     We terminated our 1990 Stock Option Plan in January 1995. Upon termination of the 1990 Stock Option Plan, there were 24,866 shares subject to options outstanding under the plan. The weighted average exercise price of such outstanding options is $.3217 per share. Options for 9,324 shares are currently exercisable.

Limitation of Liability and Indemnification

     Our certificate of incorporation limits, to the maximum extent permitted by Delaware General Corporation Law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by law. We have entered into indemnification agreements with our officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Delaware Law. Delaware Law, our bylaws or the indemnification agreements may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. We believe that these agreements are necessary to attract and retain qualified persons as directors and officers.

     Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of our certificate of incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions and agreements, we have been informed that in the opinion of the staff of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 1999 for (i) all people that we know that beneficially own more than 5% of our outstanding common stock, (ii) all of our directors, (iii) all of our executive officers and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 8,454,261 shares of our common stock outstanding as of March 31, 1999, plus 664,004 shares subject to warrants and options that are considered to be beneficially owned by the persons listed. Shares of common stock subject to options or warrants exercisable or convertible within 60 days of March 31, 1999, are deemed outstanding for computing the percentage of the person or group holding such options or warrants.

                                                  Amount and Nature of
     Name and Address of                        Percentage of Beneficial   Prior to Shares
       Beneficial Owner                              Ownership                Benefically
       -----------------                          -----------------           ----------
John N. Kapoor                                      4,008,258(1)                42.51%
        EJ Financial Enterprises, Inc.
        225 E. Deerpath, Suite 250
        Lake Forest, IL 60045

John N. Kapoor 1994-A                               1,550,453(2)                17.00%
        Annuity Trust
        225 E. Deerpath, Suite 250
        Lake Forest, IL 60045

John P. Curran                                        933,800(3)                10.24%
         c/o Curran Partners, L.P.
         237 Park Avenue
         New York, N.Y. 10017

Aquilur Rahman                                        915,540                   10.04%
        100 Corporate North, Suite 215
        Bannockburn,  IL 60015

Anatoly Dritschilo                                    259,136                    2.84%
        100 Corporate North, Suite 215
        Bannockburn, IL 60015

James M. Hussey                                       166,373(4)                 1.82%
        100 Corporate North, Suite 215
        Bannockburn, IL 60015

Erick E. Hanson                                         2,000                       *
        100 Corporate North, Suite 212
        Bannockburn, IL 60015

Sander Flaum                                            2,000                       *
        100 Corporate North, Suite 215
        Bannockburn, IL 60015

William C. Govier                                     233,134                    2.56%
        225 E. Deerpath, Suite 250
        Lake Forest, IL 60045

Mahendra Shah                                         187,106                    2.05%
        225 E. Deerpath, Suite 250
        Lake Forest, IL 60045

Kevin M. Harris                                           600                       *
        225 E. Deerpath, Suite 250
        Lake Forest, IL 60045

Lewis Strauss                                          15,862                       *
        100 Corporate North, Suite 215
        Bannockburn, IL 60015

All officers and a directors as
group (10 persons)                                  5,556,875                   58.93%

*Indicates ownership of less than 1%

----------
(1) Includes 620,059 shares held by John N. Kapoor Trust, dtd 9/20/89, of which Dr. Kapoor is the sole trustee and sole beneficiary and 904,812 shares held by EJ Financial/NEO Management, L.P. of which John N. Kapoor is the Managing General Partner. The address of the John N. Kapoor Trust and the Limited Partnership is 225 East Deerpath, Suite 250, Lake Forest, Illinois 60045. The John N. Kapoor Trust also owns warrants to purchase 287,004 shares of common stock, which are assumed to have been exercised for purposes of disclosing the ownership indicated the amount shown also includes 300,000 shares of common stock which are held by the John N. Kapoor Charitable Trust of which Dr. Kapoor and his spouse are co-trustees. Dr. Kapoor disclaims beneficial ownership of the shares held by the charitable trust. The amount shown also includes 1,550,453 shares of common stock which are owned by the John N. Kapoor 1994-A Annuity Trust of which the sole trustee is Editha Kapoor, Dr. Kapoor's spouse. In addition, the amount shown also includes 310,848 shares of common stock which are owned by four trusts which have been established for Dr. Kapoor's children of which the sole trustee is Dr. Kapoor's spouse, Editha Kapoor. Dr. Kapoor does not have or share voting, investment or dispositive power with regards to the shares owned by the Annuity Trust or the Children's Trusts and Dr. Kapoor disclaims beneficial ownership of such shares.

(2) The sole trustee of the John N. Kapoor 1994-A Annuity Trust is Editha Kapoor, Dr. Kapoor's spouse. Mrs. Kapoor also serves as trustee for four trusts which have been established for their children and which collectively own 310,848 shares. In addition, Ms. Kapoor serves as co-trustee with Dr. Kapoor of the John N. Kapoor Charitable Trust which shares are not included in the reported shares.

(3) Includes 659,000 shares of common stock which are beneficially owned by Curren Partners, L.P. John Curren is the general partner if Curren Partners. 104,000 shares are issuable within 60 days pursuant to warrants issued by the Company.

(4)  Includes 100,000 shares that may be acquired pursuant to vested options.

                              CERTAIN TRANSACTIONS

     In November, 1997 we relocated our principal corporate office to space subleased from Option Care, Inc. Mr. Hanson, one of our directors, was formerly President, CEO and a Director of Option Care. In addition, Dr. Kapoor, the Chairman of our Board of Directors, is a director and principal shareholder of Option Care, owning approximately 57.5% of Option Care outstanding shares. The sublease was negotiated at arms length. We expensed approximately $38,700 for rent under the Option Care sublease during 1998.

     On July 1, 1994, we entered into a consulting agreement with EJ. Financial Enterprises, Inc. The consulting agreement provides that we will pay EJ Financial $125,000 per year (paid quarterly) for certain business and financial services, including having certain officers of EJ Financial serve as officers of ours. Dr. Kapoor, is the President and a director of EJ Financial. Mr. Kevin Harris, our Chief Financial Officer is Director of Taxes and Planning of E.J. Financial. Dr. Mahendra Shah, our Vice President, is also a Vice President of EJ Financial. Dr. Kapoor and Dr. Shah are paid by EJ Financial. While we do not provide regular compensation to Dr. Kapoor, Dr. Shah or Mr. Harris, in 1999, a bonus of $20,000 was paid to Mr. Harris in recognition of assistance he has provided to us. These charges reflect the increased need for EJ Financial's services in connection with our operation as a publicly-held company. Unless terminated by the parties, the management services agreement with EJ Financial automatically renews in June of each year for a one year term.

     On October 22, 1998, we established a $3,000,000 line of credit with the John N. Kapoor Trust dated September 20, 1989, the sole trustee and sole beneficiary of which is John N. Kapoor, our Chairman. Interest on borrowings on the line of credit accrued at the rate of 2% over the prime rate charged by the Northern Trust Bank. The accrued interest and outstanding principal became due and payable on the earlier of October 1, 2001 or the date on which we completed a public or private offering of debt or equity securities or a licensing agreement for our products. There were no borrowings on the line of credit during 1998 and borrowings of $250,000 in 1999. The line of credit was terminated in February 1999 as a result of us entering into a license agreement with Pharmacia and UpJohn Company and the line of credit was repaid in the amount of $250,000 of principal and $1,100 of interest.

     Dr. Acquilur Rahman, our Chief Scientific Officer and a Director of ours, was formerly an associate professor of pathology and pharmacology at Georgetown University. Dr. Anatholy Dritschilo, a Director of ours, is currently chairman of the Department of Radiation Medicine and Medical Director of the Georgetown Medical Center in Washington, D.C. As a result of their respective positions with Georgetown University both Dr. Rahman and Dr. Dritschilo entered into agreements with Georgetown relating to the ownership of inventions and other intellectual property developed while in Georgetown's employ. As part of their agreements with Georgetown University, Drs. Rahman and Dritschilo have advised us that Georgetown University will share with each of them payments which Georgetown receives from us under our license agreements with Georgetown. While there were no royalty or other payments to Georgetown University by us in 1998, as a result of us entering into a license agreement with P&U in February 1999, a payment of $800,000 was recently made to Georgetown University and, assuming regulatory approval is obtained in the future for our LED and LEP compounds, additional royalty payments, which could be substantial, would be made by the Company to Georgetown in the future which we understand Georgetown would then split with the foregoing named individuals.

     In connection with our initial public offering, we adopted a policy whereby any further transactions between us and our officers, directors, principal stockholders and any affiliates of the foregoing persons will be on terms no less favorable to us than we could reasonably obtain in arm's length transactions with independent third parties, and that any such transactions also be approved by a majority of our disinterested outside directors.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 15,000,000 shares of common stock, par value $.0002145 per share.

Common Stock

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to any outstanding preferred stock preference, the holders of our common stock are entitled to receive ratably the dividends, if any, that may be declared from time to time by our board of directors out of funds legally available for such dividends. We have never declared a dividend and do not anticipate doing so. Subject to any outstanding preferred stock preference, in the event of a liquidation, dissolution or winding up of us, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities. Holders of our common stock have no preemptive rights and no right to convert their shares of common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Redeemable Warrants

     The following is a brief summary of certain provisions of our redeemable warrants, but this summary is not necessarily complete. You should read the actual text of the warrant agreement between us, National Securities Corporation, the representative of the several underwriters of our initial public offering and Harris Trust and Savings Bank, (our warrant agent).

     Exercise Price and Terms. Each redeemable warrant entitles the registered holder to purchase, at any time over a forty-eight-month period commencing January 25, 1997, two shares of our common stock at a price of $9.80, subject to adjustment in accordance with the anti-dilution and other provisions. The holder of any redeemable warrant may exercise such redeemable warrant by surrendering the certificate representing the redeemable warrant to the warrant agent, with the subscription form properly completed and executed, together with payment of the exercise price. The redeemable warrants may be exercised at any time, in whole or in part, until expiration of the warrants. No fractional shares will be issued upon the exercise of the redeemable warrants.

     The exercise price of the redeemable warrants bears no relationship to any objective criteria of value and should not be regarded as an indication of any future market price of the securities offered by this prospectus.

     Adjustments. The exercise price and the number of shares of our common stock purchasable upon the exercise of the redeemable warrants will be adjusted upon the occurrence of the following events, including:

     o    stock dividends;

     o    stock splits;

     o    combinations or reclassification of our common stock;

     o our sale of shares of our common stock or other securities convertible into common stock at a price below the then exercise price of the warrants

     o    a reclassification or exchange of our common stock;

     o our consolidation or merger with or into another corporation (other than a consolidation or merger in which we are the surviving corporation); or

     o sale of all or substantially all of our assets in order to enable the redeemable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of common stock that might otherwise have been purchased upon the exercise of the redeemable warrant.

Redemption Provisions.

     Since July 25, 1997, the redeemable warrants may be redeemed at $0.01 per redeemable warrant on thirty (30) days prior written notice to the warrantholders if the average closing sale price of our common stock as reported by the American Stock Exchange equals or exceeds $5.60 for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of notice of redemption. Since November 4, 1998, our common stock has traded above $5.60 with the result that we may redeem the redeemable warrants, if we wish. We are currently evaluating the merits of calling the redeemable warrants.

     Transfer, Exchange and Exercise. The redeemable warrants are in registered form and may be presented to our warrant agent for transfer, exchange or exercise at any time on or prior to their expiration date. The expiration date is five (5) years from the date of issuance, at which time the redeemable warrants are void and of no value. Although the redeemable warrants are currently traded on the American Stock Exchange, we do not know if a market for the redeemable warrants will continue.

     Warrantholder Not a Stockholder. The redeemable warrants do not grant their holders any voting, dividend or other rights of our stockholders.

     Modification of Warrants. We and the warrant agent may modify the redeemable warrants as is necessary and desirable that do not adversely affect the interests of the redeemable warrantholders. We may, in our sole discretion, lower the exercise price of the redeemable warrants for a period of not less than thirty (30) days on not less than thirty (30) days' prior written notice to the warrantholders and National Securities Corporation, the representative of the several underwriters of our initial public offering. In order to modify the number of securities purchasable upon the exercise of any redeemable warrant, the exercise price and the expiration date with respect to any redeemable warrant requires the consent of two-thirds of the redeemable warrantholders. No other modifications may be made to the redeemable warrants, without the consent of two-thirds of the redeemable warrantholders.

     The redeemable warrants may not be exercised, unless, at the time of the exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the redeemable warrants, and these shares have been registered, qualified exempt under the securities laws of the state of residence of the exercising holder of the redeemable warrants. Although we will use our best efforts to have all the shares of common stock issuable upon exercise of the redeemable warrants registered or qualified on or before the exercise date and to maintain a current prospectus until the expiration of the redeemable warrants, there can be no assurance that we will be able to do so.

     Although the securities will not knowingly be sold to purchasers in jurisdictions in which the securities are not registered or otherwise qualified for sale, purchasers may buy redeemable warrants in the aftermarket or may move to jurisdictions in which the shares underlying the redeemable warrants are not so registered or qualified during the period that the redeemable warrants are exercisable. In this event, we can't issue shares to those persons desiring to exercise their redeemable warrants, and holders of redeemable warrants would have to sell the redeemable warrants in a jurisdiction where the sale is permissible or allow the redeemable warrants to expire unexercised.

Transfer Agent and Registrar and Warrant Agent

     The transfer agent and registrar for our common stock and the warrant agent for our redeemable warrants is Harris Trust and Savings Bank.

                             SELLING SECURITYHOLDERS

     The following table sets forth information provided to us, as of January 31, 1999, with respect to the number of shares of common stock, redeemable warrants and the warrants beneficially owned by each of the selling securityholders both before and after the sale of the shares offered by this prospectus.

     The number of shares shown in the following table does not include a currently unknown number of additional shares of common stock that we may issue as a result of stock splits, stock dividends and similar transactions, but which shares are, in accordance with Rule 416 under the Securities Act, included in the registration statement of which this prospectus forms as part.

     Any or all of the shares of common stock listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, we cannot estimate the amount of shares of common stock that will be held by the selling securityholders following any sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since they provided us with information in transactions exempt from the registration requirements of the Securities Act.

     The number of securities beneficially owned by the selling securityholders after this offering will depend on the number of securities sold by each selling securityholder in this offering. Except as indicated in this prospectus, none of the selling securityholders has had a material relationship with us during the past three years other than as a result of the ownership of our shares or other securities. See "Plan of Distribution."

     The shares covered by this prospectus may be offered from time to time by the selling securityholders named below:

                                                                                                        Percent of Securities
                                                       Amount of        Amount of       Amount of        Owned After Offering
                                                       Securities       Securities      Securities       (Assuming the sale of
                                                     Owned Prior To       Being         Owned After      all of the securities
      Name of Selling Securityholder                    Offering        Registered       Offering          offered hereby)
      ------------------------------                    --------        ----------       --------          ---------------
John N. Kapoor
          common stock                                4,008,258(1)        287,004        4,295,262(1)            23.82%
          redeemable warrants                           143,502           143,502                0                   *
          warrants                                            0                 0                0                   *

----------
*    less than 1%

(1) Includes 620,059 shares of common stock held by the John N. Kapoor Trust, dated September 20, 1989, of which Dr. Kapoor is the sole trustee and sole beneficiary, and 904,812 shares which are held by E.J. Financial/NEO Management, L.P., a Delaware limited partnership of which Dr. Kapoor is the managing general partner. The address of the Trust and the Limited Partnership is 225 East Deerpath, Suite 250, Lake Forest, Illinois 60045. The Trust also owns warrants to purchase 287,004 shares of common stock, which are assumed to have been exercised for purposes of disclosing the ownership indicated. The amount shown also includes 300,000 shares which are held by the John N. Kapoor Charitable Trust of which Dr. Kapoor disclaims beneficial ownership of the shares held by the Charitable Trust. The amount shown also includes 1,550,453 shares of common stock which are owned by the John N. Kapoor 1994-A Annuity Trust of which the sole trustee is Editha Kapoor, Dr. Kapoor's spouse. In addition, the amount shown also includes 310,848 shares of common stock which are owned by four trusts which have been established for Dr. Kapoor's children of which the sole trustee is Dr. Kapoor's spouse, Editha Kapoor. Dr. Kapoor does not have or share voting, investment or dispositive power with regards to the shares owned by the Annuity Trust or the Children's Trusts and Dr. Kapoor disclaims beneficial ownership of such shares.

                              PLAN OF DISTRIBUTION

     The offering of the shares of common stock is not being underwritten, and we will not receive any proceeds from this offering. We will, however, receive proceeds from the exercise of the redeemable warrants, the warrants underlying the representative's warrants and possibly from the exercise of the representative's warrants. The selling securityholders (or, subject to applicable law, their pledgees, distributees, transferees or other successors in interest) may offer their shares at various times in one or more of the following transactions:

     o on the American Stock Exchange or any other exchange where our common stock is listed;

     o    in the over-the-counter market;

     o    in negotiated transactions not on an exchange or over-the-counter;

     o    in connection with short sales of our common stock;

     o    by pledge to secure debts or other obligations;

     o in connection with the writing of call options, in hedge transactions and to settle other transactions in standardized or over-the-counter options; or

     o    in a combination of any of the above transactions.

     The selling securityholders may also sell shares under Rule 144 of the Securities Act, where applicable.

     The selling securityholders may sell the shares through public or private transactions at prevailing market prices, or at prices related to prevailing market prices or at privately negotiated prices.

     The selling securityholders may use broker-dealers to sell the shares. In order to comply with the securities laws of various states, if applicable, the shares will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and followed.

     If broker-dealers are used, they will either receive discounts or commissions from the selling securityholders, or they will receive commissions from the purchasers of shares for whom they act as agents. The selling securityholders and any broker-dealers or agents that participate with the selling securityholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares they purchase may be deemed to be underwriting commissions or discounts under the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not bid for or purchase shares of common stock during a period which commences one business day (five business days, if our public float is less than $25 million or our average daily trading volume is less than $100,000) prior to such person's participation in the distribution, subject to exceptions for certain passive market making activities. In addition and without limiting the foregoing, each selling securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by that selling securityholder.

     At the time a particular offer of shares is made by or on behalf of the selling securityholders, or by us upon exercise of the redeemable warrants, we will deliver a prospectus as required by the Securities Act.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the selling securityholder securities may not simultaneously engage in market-making activities with respect to any of our securities during the applicable "cooling off" period (currently a period of up to five business days) prior to the commencement of such distribution. In addition, each selling securityholder desiring to sell redeemable warrants will be subject to the applicable provisions of the Exchange Act and its rules and regulations, which provisions may limit the securities by such selling securityholders.

     We have agreed to pay substantially all of the expenses incident to the registration of all of the securities covered by this prospectus, other than transfer taxes, if any, and commissions and discounts of dealers and agents.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of this prospectus, we have outstanding approximately 8,454,621 shares of our common stock. Of these shares, the 3,792,746 shares are freely tradable without restriction or registration under the Securities Act by persons other than "affiliates," as defined by Rule 144 promulgated under the Securities Act. The remaining 4,661,875 shares are "restricted shares" as that term is defined by Rule 144.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including persons who may be deemed "affiliates" of ours, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the number of shares of common stock then outstanding or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

     We cannot predict the effect, if any, that the sales of our common stock or the availability of such shares for sale in the public market will have on the market price for our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market after the restrictions described above lapse could adversely affect prevailing market prices for our common stock and impair our ability to raise capital through an offering of our equity securities in the future.

                                  LEGAL MATTERS

     Orrick, Herrington & Sutcliffe LLP, New York, New York, will pass upon the validity and issuance of the securities offered by this prospectus.

                                     EXPERTS

     The financial statements included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the following regional offices of the SEC:

     o Seven World Trade Center, 13th Floor, New York, New York, 10048; and at

     o Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois, 60661.

     Copies can also be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549, following payment of certain fees. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0300. Our SEC filings are also available on the SEC's Internet site at http://www.sec.gov. Our common stock and redeemable warrants are quoted on the American Stock Exchange and you may obtain information about us on the American Stock Exchange's Internet site at http://www.Nasdaq-Amex.com.

     This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are not included in this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. A copy of the registration statement, including the exhibits and schedules thereto, may be inspected without charge at the Public Reference Room of the SEC described above, and copies of such material may be obtained from such office upon payment of the fees prescribed by the SEC.

                          INDEX TO FINANCIAL STATEMENTS

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                                                                            Page
                                                                            ----
Report of Arthur Andersen LLP, Independent Public Accountants...........    F-2
Balance Sheets..........................................................    F-3
Statements of Operations................................................    F-4
Statements of Stockholders' Equity (Deficit)............................    F-5
Statements of Cash Flows................................................    F-8
Notes to Financial Statements...........................................    F-10

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of NeoPharm, Inc.:

     We have audited the accompanying balance sheets of NeoPharm, Inc. (a Delaware corporation in the development stage) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998 and for the period from inception (June 15, 1990) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoPharm, Inc. as of December 31, 1997 and 1998, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1998 and for the period from inception (June 15, 1990) to December 31, 1998, in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
February 22, 1999

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEETS

                                                                        December 31,
                                                                ----------------------------        March 31,
                                                                    1997             1998             1999
                                                                -----------      -----------      -----------
                                                                                                   (Unaudited)
ASSETS
Current assets:
      Cash and cash equivalents ...........................     $ 2,776,697      $    40,681      $ 7,402,048
      Notes receivable-shareholder ........................          52,634               --          319,688
      Deferred taxes (Note 5) .............................              --        1,640,000               --
                                                                -----------      -----------      -----------

      Total current assets ................................       2,829,331        1,680,681        7,721,736

Equipment and furniture:
      Equipment ...........................................          32,492           82,690           83,415
      Furniture ...........................................          26,231           78,877           78,877
      Less accumulated depreciation .......................         (33,555)         (60,700)         (69,699)
                                                                -----------      -----------      -----------

            Total equipment and furniture, net ............          25,168          100,867           92,593
                                                                -----------      -----------      -----------
            Total assets ..................................     $ 2,854,499      $ 1,781,548      $ 7,814,329
                                                                ===========      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Obligations under research agreements ...............         150,000          260,000      $   250,000
      Accounts payable ....................................         275,427          275,926          906,086
      Accrued compensation ................................          55,000           67,500               --
      Income taxes payable ................................              --               --           35,000
      Deferred Taxes ......................................              --               --        1,099,000
                                                                -----------      -----------      -----------
      Total current liabilities ...........................         480,427          603,426        2,290,086
                                                                -----------      -----------      -----------

Commitments and contingencies (Notes 6 and 7)
Stockholders' equity:
      Common stock,  $.0002145 par value; 15,000,000 shares
      authorized, 8,195,810, 8,341,779 and 8,454,621 shares
      issued and outstanding, respectively ................           1,758            1,789            1,814
      Additional paid-in capital ..........................       6,259,636        6,637,378        6,822,755
Deficit accumulated during the development stage ..........      (3,887,322)      (5,461,045)      (1,300,326)
                                                                -----------      -----------      -----------
      Total stockholders' equity ..........................       2,374,072        1,178,122        5,524,243
                                                                -----------      -----------      -----------
      Total liabilities and stockholders' equity ..........     $ 2,854,499      $ 1,781,548      $ 7,814,329
                                                                ===========      ===========      ===========

The accompanying notes to financial statements are an integral part of these balance sheets.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)
                            STATEMENTS OF OPERATIONS

                                                                                                                        Inception
                                                                                                                     (June 15, 1990)
                                                         For the Years Ended            For the three months ended       Through
                                                            December 31,                         March 31,              March 31,
                                             ----------------------------------------    ------------------------      -----------
                                                 1996          1997           1998           1998          1999            1999
                                             -----------   -----------    -----------    -----------    ----------     -----------
                                                                                                (Unaudited)            (Unaudited)
Revenues ................................    $        --   $   550,000    $        --     $       --    $ 9,000,000    $ 9,550,000
Expenses:
Research and development ................        728,773       903,088      1,255,855         95,939        639,729      4,510,803
General and administrative ..............        749,996     1,176,405      1,519,138        244,135        556,008      4,525,629
Related party expenses (Note 8) .........        577,786       702,685        527,482        124,419        902,691      4,985,854
      Total expenses ....................      2,056,555     2,782,178      3,302,475        464,493      2,098,428     14,022,286
            Loss from operations ........     (2,056,555)   (2,232,178)    (3,302,475)      (464,493)     6,901,572     (4,472,286)
Interest income .........................        238,275       210,501         88,752         37,382         35,007        572,535
Interest expense - principal shareholder         (32,841)           --             --             --         (1,062)      (579,281)
Interest expense - bank .................        (14,524)           --             --             --           (798)      (158,185)
            Interest income (expense)-net        190,910       210,501         88,752         37,382         33,147       (164,931)
Income (loss) before income taxes .......    $(1,865,645)  $(2,021,677)   $(3,213,723)    $ (427,111)   $ 6,934,719    $(4,637,217)
Income taxes ............................             --            --     (1,640,000)            --      2,774,000      1,134,000
Net Income (loss) .......................    $(1,865,645)  $(2,021,677)   $(1,573,723)    $ (427,111)   $ 4,160,719    $(5,771,217)
Net Income (loss) per share
      Basic .............................    $      (.24)  $      (.25)   $      (.19)    $     (.05)   $       .49
      Diluted ...........................    $      (.24)  $      (.25)   $      (.19)    $     (.05)   $       .38
Weighted average shares outstanding
      Basic .............................      7,803,412     8,146,746      8,213,980      8,195,810      8,417,622
      Diluted ...........................      8,312,378     8,939,143      8,757,187      8,599,134     11,059,752



The accompanying notes to financial statements are an integral part of these statements.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  FOR THE PERIOD FROM INCEPTION (JUNE 15, 1990)
                             THROUGH MARCH 31, 1999

                                                                                                        Deficit
                                                              Common Stock             Accumulated       Total
                                                       ---------------------------     Additional        During        Stockholders'
                                                                           Par           Paid-in       Development        Equity
                                                          Shares          Value          Capital          Stage          (Deficit)
                                                       -----------     -----------     -----------     -----------      -----------
Balance at inception, June 15, 1990 ..............              --     $        --     $        --     $        --      $        --
Initial issuance of stock for cash on June 21,
      1990 ($.0002145 per share) .................       3,263,888             700              --              --              700
Services contributed to Company by related party .              --              --          13,542              --           13,542
Net loss .........................................              --              --              --        (188,441)        (188,441)
                                                       -----------     -----------     -----------     -----------      -----------

Balance at December 31, 1990 .....................       3,263,888             700          13,542        (188,441)        (174,199)
                                                       -----------     -----------     -----------     -----------      -----------

Services contributed to Company by related party .              --              --          25,000              --           25,000
Net loss .........................................              --              --              --        (468,771)        (468,771)
                                                       -----------     -----------     -----------     -----------      -----------

Balance at December 31, 1991 .....................       3,263,888             700          38,542        (657,212)        (617,970)
                                                       -----------     -----------     -----------     -----------      -----------

Services contributed to Company by related party .              --              --          25,000              --           25,000
Net loss .........................................              --              --              --        (567,962)        (567,962)
                                                       -----------     -----------     -----------     -----------      -----------

Balance at December 31, 1992 .....................       3,263,888             700          63,542      (1,225,174)      (1,160,932)
                                                       -----------     -----------     -----------     -----------      -----------

Services contributed to Company by related party .              --              --          25,000              --           25,000
Net loss .........................................              --              --              --        (492,423)        (492,423)
                                                       -----------     -----------     -----------     -----------      -----------

Balance at December 31, 1993 .....................       3,263,888             700          88,542      (1,717,597)      (1,628,355)
                                                       -----------     -----------     -----------     -----------      -----------

Issuance of stock pursuant to exercise of stock ..       1,398,810             300           7,449              --            7,749
      options
Services contributed to Company by related party .              --              --          12,500              --           12,500
Net loss .........................................              --              --              --      (1,083,667)      (1,083,667)
                                                       -----------     -----------     -----------     -----------      -----------

Balance at December 31, 1994 .....................       4,662,698           1,000         108,491      (2,801,264)      (2,691,773)
                                                       -----------     -----------     -----------     -----------      -----------




The accompanying notes to financial statements are an integral part of these statements.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Continued)

                  FOR THE PERIOD FROM INCEPTION (JUNE 15, 1990)
                             THROUGH MARCH 31, 1999

                                                                                                        Deficit
                                                              Common Stock            Accumulated        Total
                                                      ---------------------------     Additional         During        Stockholders'
                                                                           Par          Paid-in       Development        Equity
                                                         Shares          Value          Capital           Stage          (Deficit)
                                                      -----------     -----------     -----------      -----------      -----------
Balance at December 31, 1994 ....................       4,662,698           1,000         108,491       (2,801,264)      (2,691,773)
                                                      -----------     -----------     -----------      -----------      -----------

Issuance of stock pursuant to exercise of stock
      options ...................................          37,302               8              --               --                8
Net loss ........................................              --              --              --       (1,669,627)      (1,669,627)
Reclassification of the deficit accumulated as
      the result of the termination of the
      Company's S Corporation status ............              --              --      (4,470,891)       4,470,891               --
                                                      -----------     -----------     -----------      -----------      -----------

Balance at December 31, 1995 ....................       4,700,000           1,008      (4,362,400)              --       (4,361,392)
                                                      -----------     -----------     -----------      -----------      -----------

Conversion of interest and loan payable to
      principal stockholder into common stock
      ($3.525 per share) ........................         574,008             123       2,023,262               --        2,023,385
Issuance of stock pursuant to the Company's
      public offering net of costs incurred .....       2,772,260             595       7,896,521               --        7,897,116
Issuance of stock pursuant to exercise of stock
      options ...................................          84,000              18         259,304               --          259,322
Net Loss ........................................              --              --              --       (1,865,645)      (1,865,645)
Issuance of options to non-employees ............              --              --          73,391               --           73,391
                                                      -----------     -----------     -----------      -----------      -----------

Balance at December 31, 1996 ....................       8,130,268     $     1,744     $ 5,890,078      $(1,865,645)     $ 4,026,177
                                                      -----------     -----------     -----------      -----------      -----------


The accompanying notes to financial statements are an integral part of these statements.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (Continued)

                  FOR THE PERIOD FROM INCEPTION (JUNE 15, 1990)
                             THROUGH MARCH 31, 1999

                                                                                                        Deficit
                                                              Common Stock            Accumulated        Total
                                                      ---------------------------     Additional         During        Stockholders'
                                                                          Par           Paid-in        Development        Equity
                                                         Shares          Value          Capital           Stage          (Deficit)
                                                      -----------     -----------     -----------      -----------      -----------
Balance at December 31, 1996 ....................       8,130,268     $     1,744     $ 5,890,078      $(1,865,645)     $ 4,026,177
                                                      -----------     -----------     -----------      -----------      -----------

Issuance of stock pursuant to exercise of stock
      options ...................................          55,542              12         175,166               --          175,178
Issuance of stock pursuant to restricted stock
      grants ....................................          10,000               2          48,748               --           48,750
Net Loss ........................................              --              --              --       (2,021,677)      (2,021,677)
Issuance of options to non-employees ............              --              --         145,644               --          145,644
                                                      -----------     -----------     -----------      -----------      -----------

Balance at December 31, 1997 ....................       8,195,810     $     1,758     $ 6,259,636      $(3,887,322)     $ 2,374,072
                                                      -----------     -----------     -----------      -----------      -----------

Issuance of stock pursuant to exercise of stock
      options ...................................          22,500               5          82,339               --           82,344
Issuance of stock pursuant to restricted stock
      Grants ....................................          74,235              16         263,109               --          263,125
Exercise of warrants ............................          49,234              10             (10)              --               --
Net loss ........................................              --              --              --       (1,573,723)      (1,573,723)
Issuance of options to non-employees ............              --              --          32,304               --           32,304
                                                      -----------     -----------     -----------      -----------      -----------

Balance at December 31, 1998 ....................       8,341,779     $     1,789     $ 6,637,378      $(5,461,045)     $ 1,178,122
                                                      ===========     ===========     ===========      ===========      ===========



Issuance of stock pursuant to exercise of
    Stock options ...............................          52,000              12         181,988               --          182,000
Exercise of warrants ............................          60,842              13           3,389               --            3,402
Net income ......................................              --              --              --        4,160,719        4,160,719
                                                      -----------     -----------     -----------      -----------      -----------
Balance at March 31, 1999 (unaudited) ...........     $ 8,454,621     $     1,814     $ 6,822,755      $(1,300,326)     $ 5,524,243
                                                      ===========     ===========     ===========      ===========      ===========

The accompanying notes to financial statements are an integral part of these statements.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF CASH FLOWS

                                                                                                                         Inception
                                                                                                                     (June 15, 1990)
                                                           For the Years Ended             For the three months ended    Through
                                                               December 31,                         March 31,           March 31,
                                               -----------------------------------------    ------------------------   -----------
                                                  1996            1997           1998          1998          1999          1999
                                               -----------    -----------    -----------    ----------   -----------   -----------
                                                                                                  (Unaudited)          (Unaudited)
Cash flows used in operating activities:
Net Income/(loss) ............................ $(1,865,645)   $(2,021,677)   $(1,573,723)   $ (427,111)  $ 4,160,719   $(5,771,217)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation and amortization ................       6,279          6,727         27,145         1,746         8,999        81,498
Gain on disposal of equipment ................          --             --             --            --            --          (408)
Deferred income taxes ........................          --             --     (1,640,000)           --     2,739,000     1,099,000
Services contributed (non-cash)
      by related party .......................          --             --             --            --            --       101,042
Interest payable to principal shareholder
converted to stock ...........................     523,385             --             --            --            --       523,385
Compensation expense from non-employee
stock option .................................      73,391        145,644         32,304            --            --       251,339
Restricted stock grants in lieu of cash
compensation .................................          --         48,750        263,125            --            --       311,875
(Increase) Decrease in other assets ..........          --        (52,634)        52,634       (52,933)     (319,688)     (330,788)
(Decrease) Increase accounts payable and
accrued liabilities ..........................    (883,600)        14,396        122,999      (217,126)      587,660     1,191,086
                                               -----------    -----------    -----------    ----------   -----------   -----------
      Net cash and cash equivalents used
            in operating activities ..........  (2,146,190)    (1,858,794)    (2,715,516)     (695,424)    7,176,690    (2,543,188)
                                               -----------    -----------    -----------    ----------   -----------   -----------
Cash flows used in investing activities:
Purchase of equipment and furniture ..........     (10,663)       (18,728)      (102,844)      (63,218)         (725)     (163,394)
Proceeds from disposal of equipment ..........          --             --             --            --            --           810
                                               -----------    -----------    -----------    ----------   -----------   -----------
Net cash and cash equivalents used in
      investing activities ...................     (10,663)       (18,728)      (102,844)      (63,218)         (725)     (162,584)
                                               -----------    -----------    -----------    ----------   -----------   -----------
Cash flows from financing activities:
Proceeds from loan payable to principal
      stockholder ............................          --             --             --            --            --     1,500,000
Advance on line of credit ....................     107,000             --             --            --            --     2,114,652
Reduction in line of credit ..................  (2,114,652)            --             --            --            --    (2,114,652)
Costs incurred related to the initial public
offering .....................................    (201,885)            --             --            --            --      (688,321)
Proceeds from initial public offering ........   8,585,438             --             --            --            --     8,585,438
Proceeds from issuance of common stock .......     259,322        175,178         82,344            --       182,000       707,301
Proceeds form exercise of warrants ...........          --             --             --            --         3,402         3,402
Cashless Exercise of Warrants, charge ........          --             --       (484,955)           --    (1,019,000)   (1,504,059)
Cashless Exercise of Warrants, proceeds ......          --             --        484,955            --     1,019,000     1,504,059
                                               -----------    -----------    -----------    ----------   -----------   -----------
      Net cash and cash equivalents
      provided by financing activities .......   6,635,223        175,178         82,344            --       185,402    10,107,820
                                               -----------    -----------    -----------    ----------   -----------   -----------
Net increase (decrease) in cash ..............   4,478,370     (1,702,344)    (2,736,016)     (758,642)    7,361,367     7,402,048
Cash and cash equivalents, beginning of period         671      4,479,041      2,776,697     2,776,697        40,681            --
Cash and cash equivalents, end of period ..... $ 4,479,041    $ 2,776,697    $    40,681    $2,018,055   $ 7,402,048   $ 7,402,048
                                               ===========    ===========    ===========    ==========   ===========   ===========
Supplemental disclosure of cash paid for:
Interest ..................................... $   113,846    $    84,585    $        --    $       --   $     1,860   $   214,082
Income taxes .................................          --             --             --            --            --            --

The accompanying notes to financial statements are an integral part of these statements.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENTS OF CASH FLOWS

                                   (Continued)

     Supplemental disclosure of non-cash transactions:

     In 1996, the Company converted the $2,023,385 loan and $523,385 of accrued interest expense owed to the principal shareholder into 574,008 shares of common stock and 143,502 warrants to purchase common stock. The loan and accrued interest were converted at the initial public offering price.

     In 1997, two consultants to the Company each received 5,000 shares of restricted common stock as compensation. These grants were valued at the closing price of the traded common shares on the date of the grants.

     In 1998, the Company granted 69,235 shares of restricted common stock to employees as compensation and recorded compensation expense of $222,500. The Company also donated a total of 5,000 shares of restricted common stock to two charitable organizations on behalf of a consultant who provided services to the Company and recorded an administrative expense of $40,625. Additionally, holders of the Company's Representatives warrants that were issued as part of the initial public offering exercised on a cashless basis 49,000 of the 135,000 outstanding warrants. Each warrant entitles the holder to two shares of common stock for an exercise price of $9.80.

     In March 1999, 43,000 of the remaining 86,000 Representative's Warrants that were issued as part of the initial public offering were exercised on a cashless basis. Each warrant entitles the holder to two shares of Common Stock for an exercise price of $9.80.

The accompanying notes to financial statements are an integral part of these statements.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

1.   ORGANIZATION AND BUSINESS:

     NeoPharm, Inc. (the "Company"), a Delaware corporation in the development stage, was incorporated on June 15, 1990, under the name of OncoMed, Inc. In March 1995, the Company changed its name to NeoPharm, Inc. The Company is developing products to provide therapeutic and prognostic benefits in the treatment of various forms of cancer. The Company has one product which is the subject of a Cooperative Research and Development Agreement ("CRADA") with the National Cancer Institute ("NCI"), a unit of the National Institute of Health ("NIH") and a product, licensed from the NIH, that is the subject of a CRADA with the United States Food and Drug Administration ("FDA"). The Company also has rights to products developed under license and sponsored research agreements with Georgetown University ("Georgetown").

     The Company is in the development stage that requires substantial capital for research, product development and market development activities. The Company has not yet initiated marketing of a commercial product. The Company has filed one New Drug Application ("NDA") with the FDA for BUdR (Broxuridine) in a prognostic application. This and other proposed products will require clinical testing, regulatory approval and substantial additional investment prior to commercialization. The future success of the Company is dependent on its ability to obtain additional working capital to develop, manufacture and market its products and, ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be able to obtain necessary financing or regulatory approvals to be able to successfully develop, manufacture and market its products, or attain successful future operations. Insufficient funds could require the Company to delay, scale back or eliminate one or more of its research and development programs or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop without relinquishing its rights thereto. Accordingly, the predictability of the Company's future success is uncertain.

     The Company's rights to its products are subject to the terms of its agreements with NCI, NIH, FDA and Georgetown. Termination of any, or all, of these agreements would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, uncertainty exists as to the Company's ability to protect its rights to patents and its proprietary information. There can also be no assurance that research and discoveries by others will not render some or all of the Company's programs or products noncompetitive or obsolete. Nor can there be any assurance that unforeseen problems will not develop with the Company's technologies or applications, or that the Company will be able to address successfully technological challenges it encounters in its research and development programs. Although the Company plans to obtain product liability insurance, it currently does not have any nor is there any assurance that it will be able to attain or maintain such insurance on acceptable terms or with adequate coverage against potential liabilities.

2.   SIGNIFICANT ACCOUNTING POLICIES:

Interim Financial Information

     The interim financial statements as of March 31, 1999 and for the three months ended March 31 1998 and 1999 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position with respect to the interim financial statements, and the results of operations and cash flows for the interim periods then ended, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

Research and Development

     Research and development costs are expensed when incurred. These costs include, among other things, consulting fees and costs reimbursed to Georgetown pursuant to the agreements as described in Note 6. Payments related to the acquisition of technology rights, for which development work is in process, are expensed and considered a component of research and development costs. The Company also allocates indirect costs, consisting primarily of operational costs for administering research and development activities, to research and development expenses.

Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

Segment Reporting

     The Company currently operated under a single segment.

Equipment and Furniture

     Equipment and furniture are recorded at cost and are depreciated using an accelerated method over the estimated useful economic lives of the assets involved. The estimated useful lives employed in computing depreciation are five years for computer equipment and seven years for furniture. Maintenance and repairs that do not extend the life of assets are charged to expense when incurred.

Income per Share

     In February 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings per share for publicly held common stock or potential common stock. Effective December 31, 1997, the Company adopted the principles of Statement No. 128 in calculating and presenting its earnings per share. The computation of net earnings (loss) per share is based on the weighted average common shares outstanding during the periods, and includes, when dilutive, common stock equivalents consisting of warrants and stock options.

     The following table sets forth the computation of the basic and diluted earnings per share from continuing operations:

                                                                                                               March 31,
                                                                                                      -----------------------------
                                                      1996              1997             1998             1998             1999
                                                   ------------     ------------     ------------     ------------     ------------
                                                                                                               (Unaudited)
Numerator
Net loss from continuing operations ...........    ($ 1,865,645)    ($ 2,021,677)    ($ 1,573,723)    $   (427,111)    $  4,160,719
                                                   ============     ============     ============     ============     ============

Denominator:
Denominator for basic loss per share
Weighted average shares .......................       7,803,412        8,146,746        8,213,980        8,195,810        8,417,622
Effect of dilutive securities:
      Stock options ...........................         508,966          445,742          467,379          403,324        1,358,294
      Warrant exercise ........................               0          346,655           75,828                0        1,283,836
                                                   ------------     ------------     ------------     ------------     ------------
Dilutive potential common shares ..............         508,966          792,397          543,207          403,324        2,642,130
Denominator for diluted loss per share
Weighted average shares and assumed
Conversions ...................................       8,312,378        8,939,143        8,757,187        8,599,134       11,059,752
                                                   ============     ============     ============     ============     ============

Basic (loss) per share ........................    $      (0.24)    $      (0.25)    $      (0.19)    $      (0.05)    $       0.49
                                                   ============     ============     ============     ============     ============

Diluted (loss) per share ......................    $      (0.24)    $      (0.25)    $      (0.19)    $      (0.05)    $       0.38
                                                   ============     ============     ============     ============     ============


     Options to purchase 99,925, 255,962 and 242,521 shares of common stock were outstanding as of December 31, 1996, 1997 and 1998, respectively but were not included in the computation of diluted earnings per share because the options exercise prices were greater than the average market price of the common shares and, therefore, would be antidilutive. The Company's warrants first became exercisable on January 25, 1997. The underlying Representatives warrants to purchase 135,000 shares of common stock were not included in the computation of diluted earnings per share for the years ended December 31, 1996, 1997, and 1998 because the warrant exercise price was greater than the average market price of the common shares and, therefore would be antidilutive. For additional disclosure regarding the stock options and warrants, see Notes 4 and 9.

Revenue Recognition-License Fees

     The Company has licensed certain of its technologies to third parties in return for up-front license fees and subsequent milestone-based payments. The Company's policy is to recognize revenue upon receipt of the license fees or milestone payments. All payments received to-date have been non-refundable. Further, the Company has no material obligations to provide future services or financial support under the terms of the license agreements.

Management's Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

Stock-Based Compensation

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). As provided by SFAS 123, the Company has elected to continue to account for its stock-based compensation programs according to the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation expense has been recognized to the extent of employee or director services rendered based on the intrinsic value of compensatory options or shares granted under the plans. The Company has adopted the disclosure provisions required by SFAS 123 (see "Note 4--Stock Options" in Notes to Financial Statements).

Reclassification

     Certain amounts in previously issued financial statements have been reclassified to conform to 1998 classifications.

Segment Reporting

     The Company currently operates under a single segment.

3.   DEBT:

     On June 18, 1990, the Company executed a loan agreement with Dr. John N. Kapoor, a principal stockholder. The loan agreement allowed the Company to borrow up to $1,500,000. Funds borrowed under the agreement incurred interest at the lesser of 10% or the prime rate as determined by the Northern Trust Bank. The Company had borrowed funds up to the maximum of $1,500,000 at December 31, 1995.

     Interest on borrowed funds accrued until the second anniversary of the funding. Thereafter, principal and interest were to be repaid in 12 quarterly installments. Any principal payment not paid within 5 days of the date when due was subject to additional interest of 15% per annum.

     From June 1990 through April 1994, the Company financed its operations by borrowing under this loan agreement. No payments of interest or principal were made during this period. In January of 1996, in accordance with the agreement between the principal stockholder and the Company, with the completion of the initial public offering, the principal stockholder converted the outstanding loan balance, plus accrued interest through November 30, 1995, into shares of the Company's common stock and common stock purchase warrants at a per share conversion price equal to the offering price, $3.525 per share, $.10 per warrant. The Company issued 574,008 shares and 143,502 warrants.

     During 1995 and early 1996, the Company maintained a line of credit with Harris Bank with maximum borrowings of $2,500,000. The line of credit was personally guaranteed by the principal stockholder. In early 1996, the Company paid all outstanding balances and closed the line of credit.

     On October 22,1998, the Company established a $3,000,000 line of credit with the John N. Kapoor Trust dtd. 9/20/89, an entity affiliated with the Company's Chairman. Interest on borrowings on the line of credit will accrue at the rate of 2% over the prime rate of the Northern Trust Bank. The accrued interest and outstanding principal becomes due and payable the earlier of October 1, 2001 or the date upon which the Company completes a public or private offering of debt or equity securities or a licensing agreement for its products. There were no borrowings on this line of credit at December 31, 1998.

4.   STOCK OPTIONS:

Option Agreements

     The Company adopted a stock plan in 1990. The Company granted options under the plan to purchase 1,460,978 shares. The options have an exercise price of $.0002145 per share with the exception of options to purchase 248,676 shares issued in December 1993, which have an exercise price of $.03217 per share. Effective January 1995, this plan has been terminated. No additional grants will be made under this plan.

     On January 25, 1995, the board of directors approved the NeoPharm, Inc. 1995 Stock Option Plan (the "Plan"), which provided for the grant of up to 900,000 options to acquire the Company's common stock. The board of directors amended the Plan on May 16, 1997, increasing the number of options to 1,400,000. The option prices shall be not less than 85 percent of the fair market value of the stock as determined by the Administrator pursuant to the Plan. The board also approved the NeoPharm, Inc. 1995 Director Option Plan, which provides for the grant of up to 100,000 options to acquire the Company's common stock. The option prices shall be the fair market value on the date of grant. Vesting under these plans range from 0 to 4 years and all options expire after 10 years. Effective July 23, 1998 the 1995 Stock Option Plan and the 1995 Directors Option Plan were suspended. No additional grants will be made under either plan.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

     On July 23, 1998, the board of directors approved the NeoPharm, Inc. 1998 Equity Incentive Plan (the "1998 Plan"), which provides for the grant of options to acquire up to 2,000,000 shares of the Company's common stock. Additionally, 250,000 of the 2,000,000 shares can be used for restricted stock grants to employees and consultants. The option prices shall be not less than 85% of the fair market value of the stock as determined by the Administrator pursuant to the 1998 Plan. The consideration paid for shares of restricted stock shall not be less that the par value of the Company's common stock.

     The Company accounts for the plans under APB Opinion No. 25, under which no compensation cost has been recognized for stock option awards to employees as all options have been granted with an exercise price equal to the fair market value on the date of grant. Had compensation cost for such stock option awards under the plans been determined consistent with FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                        1996            1997             1998
                                       -------         -------          ------
Net Income/(Loss):  As Reported      (1,865,645)     (2,021,677)     (1,573,723)
                    Pro Forma        (2,061,099)     (2,379,751)     (1,827,864)
Primary EPS:        As Reported            (.24)           (.25)           (.19)
                    Pro Forma              (.26)           (.29)           (.22)
Fully Diluted EPS:  As Reported            (.24)           (.25)           (.19)
                    Pro Forma              (.26)           (.29)           (.22)

     Included in the grants described above are options to purchase 413,824 shares granted to non-employees. The Company accounts for these options using a fair value method with the fair value of these options determined at the date of grant. From inception through December 31, 1995 the Company deemed the fair value of these options on the date of grant to be nominal, and no expense was recorded. For the year ended December 31, 1996, 1997 and 1998, the fair value was calculated using the Black-Scholes pricing model, and an expense of $73,391, $145,644 and $32,304 was recorded respectively.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

     A summary of stock option activity is as follows:

                                                                           Options Outstanding
                                                             ---------------------------------------------------
                                                              Number of                      Exercise Price
Grant/Exercise Date                                            Shares                          Per Share
-------------------                                          ----------                  -----------------------
Grants:
    1990 ..............................................       1,184,324                  $              .0002145
    1992 ..............................................          27,978                                 .0002145
    1993 ..............................................         248,676                                   .03217
                                                             ----------                  -----------------------
Balance at December 31, 1993 ..........................       1,460,978                  $      .0002145-$.03217
                                                             ----------                  -----------------------
Exercises:
    November 17, 1994--issued Jan. 1995 ...............      (1,398,810)                 $      .0002145-$.03217
    November 17, 1994--issued Jan. 1995 ...............         (37,302)                 $              .0002145
                                                             ----------                  -----------------------
Balance at December 31, 1994 ..........................          24,866                  $                .03217
                                                             ----------                  -----------------------
Grants:
    February, 1995 ....................................         308,000                  $                  3.50
    May, 1995 .........................................          10,000                                     3.50
    September, 1995 ...................................         100,000                                     3.50
    November, 1995 ....................................         100,000                                     3.50
                                                             ----------                  -----------------------
Balance at December 31, 1995 ..........................         542,866                  $          .03217-$3.50
                                                             ----------                  -----------------------
Grants:
    May, 1996 .........................................          30,000                  $                  6.00
    August, 1996 ......................................         260,000                  $                  7.00
Exercises:
    June, 1996 ........................................         (19,000)                 $                  3.50
    July, 1996 ........................................         (43,000)                                    3.50
    August, 1996 ......................................         (10,000)                                    3.50
    September, 1996 ...................................          (2,000)                                    3.50
    December, 1996 ....................................         (10,000)                                  .03217
                                                             ----------                  -----------------------
Balance at December 31, 1996 ..........................         748,866                  $ .03217,3.50,6.00,7.00
                                                             ==========                  -----------------------
Grants:
    January, 1997 .....................................           1,000                  $                  7.38
    April, 1997 .......................................           2,000                                     7.00
    May, 1997 .........................................           5,000                                     4.88
    August, 1997 ......................................           5,000                                     4.94
Exercises:
    June, 1997 ........................................          (7,000)                 $                  3.50
    July, 1997 ........................................         (15,000)                                    3.50
    October, 1997 .....................................          (9,042)                             3.50,.03217
    November, 1997 ....................................          (1,500)                                    3.50
    December, 1997 ....................................         (23,000)                                    3.50
Cancellations: July 1997 ..............................         (15,000)                                    7.00
                                                             ----------                  -----------------------
Balance at December 31, 1997 ..........................         691,324                  $            03217-7.38
                                                             ==========                  -----------------------
Grants:
    January, 1998 .....................................         400,000                  $                  4.75
    April, 1998 .......................................          20,000                                     3.75
    July, 1998 ........................................          37,000                                    3.875
    September, 1998 ...................................         100,000                                     2.25
Exercises:
    December, 1998 ....................................         (22,500)                 $           3.50-4.9375
Cancellations:
    April, 1998 .......................................         (50,000)                                    7.00
                                                             ----------                  -----------------------
Balance at December 1998 ..............................       1,175,824                  $           .03217-7.00
                                                             ==========                  -----------------------

Grants:
    January, 1999 .....................................         337,000                  $                11.875
Exercises:
    January, 1999 .....................................          (2,000)                                    3.50
    February, 1999 ....................................         (50,000)                                    3.50
                                                             ----------                  -----------------------
Balance at March 31, 1999 (unaudited) .................       1,460,824                  $         .03217-11.875
                                                             ==========                  -----------------------

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

     Options eligible for exercise on December 31, 1993 included 1,212,302 options at an exercise price of $.0002145 and 248,676 options at an exercise price of $.03217. Options eligible for exercise on December 31, 1994 included 24,866 options at an exercise price of $.03217. Options eligible for exercise on December 31, 1995 included 24,866 options at an exercise price of $.03217 and 518,000 options at an exercise price of $3.50. Options eligible for exercise on December 31, 1996 included 14,866 at an exercise price of $.03217 and 444,000 options at an exercise price of $3.50. Options eligible for exercise on December 31, 1997 included 9,324 at an exercise price of $.03217, 394,000 options at an exercise price of $3.50, 15,000 options at an exercise price of $6.00, 124,500 options at an exercise price of $7.00, and 1000 options at an exercise price of $7.375. Options eligible for exercise on December 31, 1998 include 9,324 options at an exercise price of $0.03217, 322,000 options at an exercise price of $3.50, 2500 options at an exercise price of $4.875, 30,000 options at an exercise price of $6.00, 197,000 options at an exercise price of $7.00 and 1000 options at an exercise price of $7.375. Options eligible for exercise on March 31, 1999 include 9,324 options at an exercise price of $0.03217, 322,000 options at an exercise price of $3.50, 2500 options at an exercise price of $4.875, 30,000 options at an exercise price of $6.00, 197,000 options at an exercise price of $7.00 and 1,000 options at an exercise price of $7.375. Options eligible for exercise on March 31, 1999 include 9,324 options at a exercise price of $0.03217, 322,000 options at an exercise price of $3.50, 2,500 options at an exercise price of $4,875, 30,000 options at an exercise price of $6.00, 197,000 options at an exercise price of $7.00 and 1,000 options at an exercise price of $7,375.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for the option grants in 1996, 1997 and 1998 respectively: risk-free interest rates of 6.45 percent, 6.58 percent and 5.50 percent; expected dividend yields of 0.00 percent; expected life of 5 years; expected volatility of 76.21 percent, 79.93 percent and 89.82 percent.

5.   FEDERAL INCOME TAXES:

     From inception through October 11, 1995, the Company operated as an S Corporation for income tax purposes. Losses incurred during this period are reported on the stockholders' tax return, and are not available to the Company as a net operating loss carryforward.

     On October 11, 1995, the Company voluntarily terminated its S Corporation election. Since that time, losses incurred represent net operating loss carryforwards which can be used to offset future taxable income. Total net operating loss carryforwards were approximately $5,330,000 and approximately $8,582,000 as of December 31, 1997 and 1998, respectively. The net operating loss carry forwards will expire as follows:

                    Year                  Amount
                    ----                  ------
                    2010                $  191,000
                    2011                 3,188,000
                    2012                 1,951,000
                    2013                 3,252,000
                                        ----------
                                        $8,582,000
                                        ==========

     Additionally, the Company has general business credit carry forwards of approximately $128,000 which expire in the years 2011 through 2013.

     In accordance with the provisions of Statement of Financial Accounting Standard No. 109, a valuation allowance has been established on the net operating loss tax asset due to the uncertainty of its realization as follows:

                                                               December 31,                                   March 31,
                                            -------------------------------------------------        ------------------------------
                                               1996               1997               1998               1998               1999
                                            -----------        -----------        -----------        -----------        -----------
Deferred tax asset ..................       $ 1,401,000        $ 2,260,000        $ 3,560,000        $ 2,431,000        $ 1,920,000
Valuation allowance .................        (1,401,000)        (2,260,000)        (1,920,000)        (2,431,000)        (1,920,000)
                                            -----------        -----------        -----------        -----------        -----------
Deferred tax asset (net) ............       $         0        $         0        $ 1,640,000        $         0        $         0
                                            ===========        ===========        ===========        ===========        ===========

     Prior to year-end, the Company had engaged in substantive discussions with Phamacia & Upjohn regarding the licensing of certain of its technologies (see
Note 10). As a result, at December 31, 1998, it was more likely than not a portion of the deferred tax asset would be realized. The valuation allowance was reduced accordingly and the tax benefit related to $1,640,000 of the general business credits and net operating loss carry forwards was recognized as of December 31, 1998.

     For the three months ended March 31, 1999, the Company recorded a tax provision of $2,774,000 based on an effective combined federal and state income tax rate of 40%.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

6.   COMMITMENTS:

License and Research Agreements

     From time to time the Company enters into license and research agreements with third parties. At December 31, 1998, the Company had five agreements in effect as described below.

National Cancer Institute

     The Company entered into a CRADA with NCI. Pursuant to the agreement, the Company committed to commercialize certain products received from NCI. The Company agreed to provide product to support NCI sponsored clinical trials and use its best efforts to file an NDA. NCI agreed to collaborate on the clinical development of the products and to provide access to the data necessary to obtain pharmaceutical regulatory approval.

     During the years ended December 31, 1998, 1997 and 1996, the Company paid approximately $0, $102,000 and $0, respectively, for product used in clinical trials. The Company is committed to pay NCI $120,000 per year for reasonable and necessary expenses incurred by NCI in carrying out NCI's responsibilities under the CRADA. During 1998, 1997 and 1996, the Company expensed, as research and development costs, the $120,000 payable to NCI for these expenses. NCI was required to provide the Company an accounting of the use of funds. Any amounts not expended at the end of the agreement were refundable to the Company. All amounts were expended pursuant to the CRADA. Included as an obligation under research agreements in the accompanying balance sheets is an accrual for $120,000 of expenses due to NCI at December 31, 1997.

     The CRADA expired on September 13, 1998. The Company then entered into a Clinical Trials Agreement ("CTA") with the NCI. The CTA covers the same research that were the subject of the NCI CRADA. The CTA provides for collaboration on the clinical development of the products and access to clinical data necessary for future regulatory approval. The Company has no further financial obligations to NCI other than an agreement to provide supplies of test product for the covered clinical protocols.

U.S. Food and Drug Administration

     In 1997 the Company entered into a CRADA with the FDA. Pursuant to the CRADA, the Company committed to commercialize the IL-13 chimeric protein product which it licensed from the NIH and FDA. The FDA agreed to collaborate on the clinical development and commercialization of the licensed product.

     The Company is committed to pay $100,000 per year for the reasonable and necessary expenses incurred by the FDA in carrying out the FDA's responsibilities under the CRADA. The CRADA has a term of four years. During 1998, and 1997 the Company expensed approximately $100,000 per year as research and development costs. The CRADA will expire on August 27, 2001. Included as obligations under research agreements in the accompanying balance sheets are accruals for $134,000 and $20,000 due the FDA at December 31, 1998 and December 31, 1997, respectively. Also, included on the balance sheet dated March 31, 1999 is an accrual of $59,000 in the obligations under research agreements.

National Institute of Health

     The Company entered into an exclusive worldwide licensing agreement with the NIH and the FDA to develop and commercialize an IL-13 chimeric protein therapy. The agreement required a $75,000 non-refundable license issue payment and minimum annual royalty payments of $10,000 which increases to $25,000 after the first commercial sale. The agreement further provided for milestone payments and royalties based on future product sales. The Company is required to pay the costs of filing and maintaining product patents on the licensed products. The agreement shall extend to the expiration of the last to expire of the patents on the licensed products, if not terminated earlier. The agreement may be terminated by mutual consent of NIH and the Company. Either party may terminate if the other party breaches a material term or condition and such breach is not cured within a certain period of time. Also, either Party may unilaterally terminate by giving advanced notice. During 1998 and 1997, the Company expensed approximately $117,000 and $10,000 respectively on research and development costs. Included as obligations under research agreements in the accompanying balance sheets is an accrual for $10,000 of minimum royalties due to NIH at December 31, 1998 and December 31, 1997. The balance sheet dated March 31, 1999 contains an accrual for $2,500 of minimum royalties due the NIH in the obligations under research agreements.

Biochem Pharma

     The Company entered into a collaboration agreement with BioChem Therapeutics, Inc., the wholly owned subsidiary of BioChem Pharma, under which BioChem will have an exclusive license to develop, market and distribute broxuridine in Canada. Under the terms of the collaboration agreement between BioChem and NeoPharm, a nonrefundable $550,000 up-front payment was paid upon execution of the collaboration agreement. In addition, the collaboration agreement provides for milestones which, if the conditions were to be achieved, would result in payment of an additional $550,000. In the event that BioChem were to gain approval for sales in Canada, the collaboration agreement provides for royalty payments of 35% of net sales of the product in Canada up to aggregate sales of $9,000,000 (Canadian), at which point the royalty would be reduced to 25%. In addition, in the event that a generic version of the product were to be introduced, the royalty rate would also be reduced to 25% on all net sales. In addition, after the fifteenth year of commercial sales, the royalty payment would be reduced to 15 percent of net sales. Under the terms of the collaboration agreement, NeoPharm is to provide BioChem with all data and results of ongoing clinical trials carried on with respect to the product and to provide such assistance as BioChem shall reasonably request in assisting it to gain regulatory approval. The Agreement may be terminated by either party upon default by the other party, if the other party fails to cure the default. If the agreement were terminated by BioChem due to a Default by the Company, the Company may be obligated to reimburse BioChem for certain of its costs and expenses.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

Pharmacia and Upjohn

     Subsequent to year end, the Company entered into a Licensing Agreement on February 19, 1999 with Pharmacia and Upjohn to license LEP and LED worldwide. The Company received certain upfront and milestone payment opportunities and royalties on sales outside the United States and co-promotion profit splits on sales within the United States. The Company also has the option to license two additional products in its liposomal drug delivery platform from the Pharmacia and Upjohn product portfolio. For additional information regarding this agreement, see Note 10.

Georgetown University

     The Company entered into two license and research agreements with Georgetown whereby the Company obtained an exclusive worldwide license to use certain technologies. In exchange for the grant of these exclusive licenses, the Company will pay Georgetown, beginning with the first commercial sale of a product incorporating the licensed technologies, a royalty on net sales by the Company of products incorporating any of such technologies. The royalty will be payable for the life of the related patents.

     During the years ended December 31, 1998, 1997 and 1996, the Company paid and expensed approximately $123,000, $247,000 and $204,000 respectively, pursuant to the license and research agreements. Included as an obligation under research agreements in the accompanying balance sheets is an accrual for $116,000 for research expenses at December 31, 1998.

Other

     The Company entered into consulting arrangements with members of its Scientific Advisory Board who are also employed on a full-time basis by academic or research institutions. Since inception through December 31, 1998, members of the Scientific Advisory Board were issued options (see Note 4) to purchase an aggregate 68,324 shares of Company stock at the fair market value at the date of grant. Additionally, the Scientific Advisory Board members received aggregate payments of approximately $88,000 since the inception of these consulting arrangements for work performed and expenses incurred through December 31, 1998.

     The Company is obligated for rental payments under a sublease arrangement with OptionCare, Inc. for office space in Bannockburn, Illinois. Until moving to the Bannockburn location in November of 1997, the Company occupied office space in Lake Forest, Illinois. This space was provided as part of a consulting agreement with EJ Financial. (See Note 8). This sublease expired on November 30, 1998. The Company continues to sublease the same space on comparable terms under a month to month lease.

7.   CONTINGENCIES:

     The pharmaceutical industry has traditionally experienced difficulty in maintaining product liability insurance coverage at desired levels. To date, no significant product liability suit has ever been filed against the Company. However, if a suit were filed and a judgment entered against the Company that significantly exceeded the policy limits, it could have a material adverse effect upon the Company's operations and financial condition.

     Currently, the Company is not a party to any litigation or other legal proceedings.

8.   TRANSACTIONS WITH RELATED PARTIES:

     The Company receives management services from EJ Financial Enterprises, Inc. ("EJ Financial"), a healthcare consulting and investment firm in which Dr. Kapoor is the principal stockholder. From inception through June 30, 1994, EJ Financial charged the Company $25,000 per year for services provided plus actual expenses incurred. Through June 30, 1994, no payment for these services was made, but rather was treated as additional capital contributions by Dr. Kapoor in the accompanying statements of stockholders' equity (deficit). Effective July 1, 1994, EJ Financial increased its charge for management services provided to $125,000 per year plus actual expenses. The agreement reflected an increased need for technical support in the areas of research and development and operations. Charges to the Company are based on actual time spent by EJ Financial personnel on the Company's affairs. Management believes that the cost for management services allocated to the Company represents the cost of the services provided. From inception through March 31, 1999, the Company expensed approximately $594,150 for management services and $268,280 as reimbursement of actual expenses incurred by EJ Financial that directly related to the Company.

     The Company subleases office space from Option Care Inc., a home infusion company in which Dr. Kapoor, the Company's Chairman, is a major stockholder. From inception through March 31, 1999, the Company expensed approximately $47,919 for rent and miscellaneous expenses under the Option Care subleases.

     From June 1990 through April 1994, the Company financed its operations by borrowing under a loan agreement with Dr. Kapoor, a principal shareholder. No payments of interest or principal were made during this period. In January 1996, in accordance with the agreement between the principal stockholder and the Company, with the completion of the initial public offering, the principal stockholder converted the outstanding loan balance of $1,500,000 plus accrued interest through November 30, 1995 of $523,385 into shares of the Company's common stock and common stock purchase warrants at a per share conversion price equal to the offering

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

price, $3.525 per share, $.10 per warrant. The Company issued 574,008 shares and 143,502 warrants.

     From October, 1998 through February, 1999 the Company had a $3,000,000 line of credit in place with the John N. Kapoor Trust dtd 9/20/89, an entity affiliated with the Company's Chairman. The Company borrowed $250,000 on the line of credit on January 8, 1999. The $250,000 plus accrued interest of $1,062 was repaid on January 29, 1999. The line of credit terminated upon the signing of the licensing agreement on February 19, 1999 (See Note 10).

     The Company's Chief Scientific Officer, Dr. Aquilur Rahman, was employed on a full-time basis by Georgetown until joining the Company in March 1996. As was previously mentioned, Georgetown and the Company are parties to license and sponsored research agreements for product research and development (see Note 6). During 1998, 1997 and 1996, the Company expensed approximately $123,000, $247,000 and $204,000 related to work performed and expenses incurred by Georgetown. Since inception through March 31, 1999, the Company has expensed approximately $2,919,000 under the agreements. Additionally, Dr. Rahman received options in June 1990 (See Note 4) to purchase 932,540 shares of Company stock at the fair market value on the date of the grant of the options.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

     On July 16, 1997, the Company loaned $50,000 to Dr. Rahman pursuant to a promissory note. The note accrued interest at a rate of 9%. The principal together with accrued interest of $3,255 was repaid on April 6, 1998.

     Prior to February 1996, the Company's former President and Chief Executive Officer ("CEO"), William C. Govier, was a consultant to the Company on clinical trials and NDA filing matters, both as an individual and as a consultant with Aegis Technology, Inc. ("Aegis"), an entity co-founded by Govier. Dr. Govier retired from the Company on January 16, 1998. As the Company's President and CEO, Govier received options in December 1993, to purchase 233,134 shares of Company stock at the fair market value on the date of grant, which were later fully exercised (See Note 4). His colleague and co-founder of Aegis, Gail Salzberg, also received options in December 1993 (see Note 4) to purchase 15,542 shares of Company stock at the fair market value on the date of grant, of which 7,770 options were 100% vested and 7,772 options vested upon future performance of services. The Company expensed approximately $1,156,505 since inception through March 31, 1999, related to work performed and expenses incurred by Govier, his colleague and Aegis. During 1998, 1997 and 1996, the Company expensed approximately $232,300, $262,500 and $159,500 respectively, related to these arrangements. For the three month period ended March 31, 1999 and 1998, the Company expensed $60,705 and $76,418 respectively.

The following table summaries the related party expenses discussed above:

                                                                                                                       Inception
                                                                                                 For the three       (June15, 1990)
                                                              For the Years Ended                months ended           Through
                                                                 December 31,                       March 31,        March 31, 1999
      Related Party              Expense Type          1996         1997          1998          1999        1998          1999
      -------------              ------------       ----------   ----------    ----------    ----------   ----------   ----------
Georgetown University           Research & Fees     $  203,257   $  247,052    $  123,205    $  800,000   $      170   $2,849,000
Dr. Aquilur Rahman              Consulting               3,333           --            --            --           --       70,000
Gail Salzberg                   Consulting             163,568      261,552       232,283        60,705       76,418    1,124,726
Aegis Technology, Inc.          Consulting                 700           --            --            --           --       31,779
                                                    ----------   ----------    ----------    ----------   ----------   ----------

      Total research and development expenses:      $  370,858   $  508,604    $  355,488    $  860,705   $   76,588   $4,075,505

Option Care, Inc.               Rent and Expenses           --        3,000        35,663         9,256        8,181       47,919
E.J. Financial Enterprises      Consulting             125,000      125,000       125,000        31,250       31,250      594,150
E.J. Financial Enterprises      Direct Expense          81,928       66,081        11,331         1,480        8,400      268,280
                                                    ----------   ----------    ----------    ----------   ----------   ----------

      Total general and administration expenses:       206,928      194,081       171,994        41,986       47,831      910,349

      Total related party expenses:                 $  577,786   $  702,685    $  527,482    $  902,691   $  124,419   $4,985,854
                                                    ==========   ==========    ==========    ==========   ==========   ==========

9.   STOCKHOLDERS' EQUITY:

     In January 1995, the Company amended its Certificate of Incorporation to increase the number of authorized shares of common stock to 15,000,000 shares. In October 1995, the Company amended its Certificate of Incorporation to convert each 1.28681 shares of outstanding Common Stock into one share of Common Stock and to restate the par value of the Common Stock from $0.000333 per share to $0.000429 per share. The reverse stock split has been reflected retroactively in these financial statements for all periods presented.

     In January 1996, the Company completed a public offering of newly issued 1,350,000 shares of common stock and 675,000 warrants, for proceeds of approximately $8,585,000 net of expenses. On March 8, 1996 the Company issued 36,130 shares of common stock and 18,565 warrants related to the underwriter's over-allotment option for proceeds of approximately $267,000, net of expenses. Additionally, the Company issued 574,008 shares and 143,502 warrants upon conversion of its debt (see note 3). Since July 25, 1997, the warrants have been subject to redemption at $0.01 per warrant on thirty (30) days prior written notice to the warrant holders. However, the warrants can only be redeemed if the average closing price of the Company's stock as reported on AMEX equals or exceeds $5.60 per share for twenty (20) trading days within a period of thirty
(30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. Each warrant can be converted into two shares of common stock at $4.90 per share.

     In connection with the public offering, the Company issued 135,000 Representative's warrants to the underwriter. The warrants can be converted into 270,000 shares of common stock at $4.90 per share and/or 67,500 underlying warrants at $0.14 per warrant. The underlying warrants in turn can be converted into 135,000 shares of common stock at $6.86 per share.

     On August 14, 1996, the Company's Board of Directors declared a two-for-one stock split of issued and outstanding Common Stock for stockholders of record as of the close of business on August 26, 1996. Accordingly, all numbers of common shares and per share data have been restated to reflect the stock split. The par value of common stock has been adjusted from $0.000429 per share to $0.0002145 per share.

                                 NEOPHARM, INC.
                (A DELAWARE CORPORATION IN THE DEVELOPMENT STAGE)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

   (Information as of March 31, 1999 and for three months ended March 31, 1999 and 1998 is unaudited)

10.  SUBSEQUENT EVENTS:

Pharmacia and Upjohn License Agreement

     On February 19, 1999, the Company entered into an exclusive worldwide license agreement with Pharmacia and Upjohn Company ("P&U"). Pursuant to the agreement, the Company granted P&U an exclusive worldwide license to develop, use, manufacture, distribute, market, and sell the Company's Liposomal Encapsulated Doxorubicin ("LED") and Lipsomal Encapsulatd Paclitaxel ("LEP") products for all approved indications. All of the development costs, clinical and pre-clinical, regulatory and manufacturing scale up expenses for LED and LEP incurred after the date of the agreement shall be borne by P&U. The Company shall use reasonable efforts to assist P&U in obtaining and confirming the rights granted to P&U under the agreement. However, any reasonable costs or expenses incurred by the Company to provide such assistance shall be reimbursed by P&U.

     The Company received a $9,000,000 non-refundable license fee upon signing the agreement. Upon the transfer of the U.S. Investigational New Drug ("IND") applications for LED and LEP to P&U, P&U shall purchase $8,000,000 of the Company's newly issued common stock. The share price shall be equal to 110% of the average closing price of the Company's Common Stock for the 60-day period preceding the P&U purchase date. The Company will record the newly issued shares at $.0002145 par value with the remaining proceeds reflected as additional paid in capital. The Company anticipates that the IND's will be transferred and the stock will then be issued and the cash proceeds received early in the third quarter of 1999.

     The Company shall receive milestone payments upon the completion of each phase of clinical development and upon regulatory approval for both LED and LEP. If all milestone goals set forth in the agreement are met, the Company would be eligible to receive an additional $52,000,000 in milestone payments.

     If the LED product were to be approved for commercial sale and thereafter marketed, the Company would receive a royalty payment for sales outside of the U.S. for the first seven years after commercial sale at a rate of 8%, declining for 5% for the eighth through tenth years of such commercial sales. With respect to the LEP product, the Company is entitled to receive a royalty of 12.5% for LED products sold outside of the United States for the valid life of an enforceable NeoPharm patent, determined on a country-by-country basis. With respect to sales of both LEP and LED products in the United States, the Company is permitted to elect, in lieu of royalty payments for U.S. sales, to co-promote the products within the United States. Under the terms of the co-promotion, the Company's participations in net profits is to be in proportion to its monetary contribution to the promotion of each product in the United States, but in no event shall the Company's share of profits exceed 37.5% of total net profits. In addition, the Company's right to co-promote is contingent upon the Company reimbursing P&U for an amount equal to the amount of the Company's net profit percentage multiplied by the amount expended by P&U in development costs for the products in the United States (which may not exceed 60 percent of P&U's total development costs throughout the world). If the Company does not elect to co-promote the product within the U.S., then the Company would receive a flat royalty with respect to LED equal to 10% of net sales for the first ten years of sales in the United States, and with respect to LEP, a royalty equal to 12 1/2% of net sales for the period in which P&U has exclusivity to LEP product. Because of the uncertainty surrounding the ability of the Company to attain the milestones and obtain FDA approval for the product, and the uncertainty that the product would be accepted by the medical community, it is not possible to project with any degree of certainty what the potential revenues (other than the milestone payments) under the contract would be.

Amendment of Georgetown Agreements

     The Company has two license and research agreements with Georgetown University that cover the use of certain technologies used in the Company's LED and LEP products (See Note 6). In January 1999, the Company and Georgetown University agreed to amend the agreements to reduce the level of future sublicense royalties on LEP and LED sales payable to Georgetown in return for a one time sublicense fee of $800,000. The Company made the $800,000 payment to Georgetown in March 1999, after the execution of the PNU agreement.

National Institute of Health

     As of March 22, 1999, the Company and NIH entered into an exclusive worldwide licensing Agreement to develop and commercialize a Mesothelium Antigen Therapy (Mesothelin Mab). The Company will license Mesothelium Mab from the NIH and in return the agreement, requires the Company to make a $75,000 non-refundable license issue payment and a minimum annual royalty payment of $20,000 per year beginning January 1, 2001. The agreement further provides for milestone payments and royalties based on future product sales. The Company is required to pay the costs of filing and maintaining product patents on the licensed products. The agreement shall extend to the expiration of the last to expire of the patents on the licensed products, if not terminated earlier. The agreement may be terminated by mutual consent of NIH and the Company. Either party may terminate if the other party breaches a material term or condition and such breach is not cured within a certain period of time. Also, each party may unilaterally terminate by giving advanced notice. The balance sheet dated March 31, 1999, included an accrued of $188,500 for the license fee and related patent costs as an obligation under research agreement.

                                 NEOPHARM, INC.








                                   PROSPECTUS









                               _____________, 1999

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     The following table sets forth an itemized statement of all estimated expenses, all of which will be paid by the Company, in connection with the issuance and the distribution of the securities being registered.


SEC Registration Fee .......................................             $ 2,909
Accounting Fees and Expenses ...............................             $ 9,000
Legal Fees and Expenses ....................................             $25,000
Printing Fees and Expenses .................................             $ 5,000
Miscellaneous ..............................................             $ 5,091
                                                                         =======
Total ......................................................             $47,000


Item 14.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware Law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Delaware Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions and agreements, the Company has been informed that in the opinion of the staff of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

     (a) Since June 1990, the Registrant has sold and issued the following securities:

     1. On June 18, 1990, the Company issued to Aquilur Rahman an option to acquire 466,270 shares of Common Stock at an exercise price of $0.000429 per share.

     2. On June 21, 1990, the Company sold 1,631,944 shares of its Common Stock to the John N. Kapoor Trust for an aggregate cash consideration of $700.

     3. On September 20, 1990, the Company issued to Timothy J. Kinsella an option to acquire 3,108 shares of Common Stock at an exercise price of $0.000429 per share.

     4. On September 21, 1990, the Company issued to Anatoly Dritschilo an option to acquire 116,568 shares of Common Stock at an exercise price of $0.000429 per share.

     5. On October 19, 1990, the Company issued to Ralph R. Weichselbaum an option to acquire 3,108 shares of Common Stock at an exercise price of $0.000429 per share.

     6. On October 31, 1990, the Company issued to William Bradner an option to acquire 3,108 shares of Common Stock at an exercise price of $0.000429 per share.

     7. On October 19, 1992, the Company issued to Ralph R. Weichselbaum an option to acquire 4,663 shares of Common Stock at an exercise price of $0.000429 per share.

     8. On October 21, 1992, the Company issued to William Bradner an option to acquire 4,663 shares of Common Stock at an exercise price of $0.000429 per share.

     9. On November 20, 1992, the Company issued to Timothy J. Kinsella an option to acquire 4,663 shares of Common Stock at an exercise price of $0.000429 per share.

     10. On December 1, 1993, the Company issued to Gail Salzberg an option to acquire 7,771 shares of Common Stock at an exercise price of $0.06434 per share.

     11. On December 1, 1993, the Company issued to William C. Govier an option to acquire 116,567 shares of Common Stock at an exercise price of $0.06434 per share.

     12. On November 17, 1994, the Company issued to Anatoly Dritschilo 116,568 shares of the Company's Common Stock pursuant to an exercise of options for an aggregate consideration of $49.95.

     13. On November 17, 1994, the Company issued to Aquilur Rahman 466,270 shares of Common Stock pursuant to an exercise of options for an aggregate consideration of $199.80.

     14. On November 17, 1994, the Company issued to William C. Govier 116,567 shares of Common Stock pursuant to an exercise of options for an aggregate consideration of $7,500.00.

     15. On January 24, 1995, the Company issued to William Bradner 6,217 shares of Common Stock pursuant to an exercise of options for an aggregate consideration of $2.66.

     16. On January 24, 1995, the Company issued to Ralph R. Weichselbaum 6,217 shares of Common Stock pursuant to an exercise of options for an aggregate consideration of $2.66.

     17. On January 24, 1995, the Company issued to Timothy J. Kinsella 6,217 shares of Common Stock pursuant to an exercise of options for an aggregate consideration of $2.66.

     18. On February 15, 1995, the Company issued to sixteen persons, all of whom were officers, directors, consultants, or employees of the Company, options to purchase an aggregate of 142,000 shares at an exercise price that will be equal to the initial public offering price per share.

     19. On May 15, 1995, the Company issued to a new Scientific Advisory Board member, options to purchase 5,000 shares at an exercise price that will be equal to the initial public offering price per share.

     20. On September 11, 1995, the Company issued to 5 persons, all of whom are consultants or advisors to the Company, options to purchase an aggregate of 50,000 shares at an exercise price that will be equal to the initial public offering price per share.

     21. On November 22, 1995 the Company issued to its Chief Financial Officer options to purchase 50,000 shares at an exercise price that will be equal to the initial public offering price per share.

     22. On May 16, 1997, in consideration for their services to the Company as consultants, the Company issued to two individuals, 10,000 shares of its Common Stock at a price of $4.875 per share.

     23. On November 23, 1998, in consideration for services to the Company as a consultant, and in lieu of payments to the individual, the Company issued 5,000 shares of its Common Stock to two not for profit entities.

     24. On November 12, 1998, the Company issued 24,187 shares of its Common Stock to two persons who had acquired representative's warrants in the Company's initial public offering at an exercise price of $4.90 per share. The exercise of the representative's warrants was done on a cashless basis.

     25. On December 4, 1998, the Company issued 25,047 shares of its Common Stock to an individual who had acquired representative's warrants in the Company's initial public offering at an exercise price of $4.90 per share. The exercise of the representative's warrants was done on a cashless basis.

     26. On January 26, 1999, the Company issued 60,482 shares of its Common Stock to two individuals who had acquired representative's warrants in the Company's initial public offering at an exercise price of $4.90 per share. The exercise of the representative's warrants was done on a cashless basis.

     (b) There were no underwriters, brokers or finders employed in connection with any of the transactions set forth in Item 15.

     (c) The issuances described in Item 15(a) were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. In addition, certain of the issuances described in Item 15(a) were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Registrant.

Item 16.  Exhibits and Financial Statement Schedules.

   (a) Exhibits

Exhibit     Number Description
-------     ------------------

     3.1 Certificate of Incorporation, as amended, filed with the Commission as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     3.2    Bylaws of the Registrant, as amended, filed with the Commission as
            Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     4.1    Specimen Common Stock Certificate filed with the Commission as
            Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     4.2    Specimen Warrant Certificate filed with the Commission as Exhibit
            4.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     4.3 Form of Representative's Warrant Agreement between the Registrant and the Representative, including form of Representative's Warrant filed with the Commission as Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     4.4 Form of Warrant Agreement between the Registrant, the Representative and Harris Trust and Savings Bank, including form of Warrant filed with the Commission as Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     5.1    Opinion of Orrick, Herrington & Sutcliffe LLP.*

     10.1 1995 Stock Option Plan, with forms of Incentive and Nonstatutory Stock Option Agreements filed with the Commission as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     10.2 1995 Director Option Plan, with form of Director Stock Option Agreement filed with the Commission as Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     10.3 Form of Director and Officer Indemnification Agreement filed with the Commission as Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     10.4 Cooperative Research and Development Agreement between the Company and the National Cancer Institute dated September 13, 1993 filed with the Commission as Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     10.5 License Agreement between the Registrant and Georgetown University dated July, 1990 filed with the Commission as Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     10.6 License Agreement between the Registrant and Georgetown University dated April 18, 1994 filed with the Commission as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     10.7 Loan Repayment Note, dated June 18, 1990, by and between the Registrant and the John N. Kapoor Trust filed with the Commission as
            Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     10.8 Consulting Agreement, dated July 1, 1994, by and between the Registrant and EJ Financial Services, Inc. filed with the Commission as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     10.9 Harris Bank and Trust Company Loan Agreement dated March 16, 1995, as amended on October 5, 1995, filed with the Commission as Exhibit
            10.09 to the Registrant's Registration Statement on Form S-1 (File No. 33-90516), is incorporated by reference.

     10.10 Form of Option Agreement filed with the Commission as Exhibit 10.10 of the Registrant's report on Form 10-K for the fiscal year ended December 31, 1996, is incorporated by reference.

     10.11 Cooperative Research and Development Agreement between the Registrant and the Food and Drug Administration dated August 27, 1997 filed with the Commission as Exhibit 10.11 to the Registrant's report on Form 10-K for the fiscal year ended December 31, 1998, is incorporated by reference.

     10.12 License Agreement between the Registrant and the National Institute of Health dated September 23, 1997 filed with the Commission as
            Exhibit 10.12 to the Registrant's report on Form 10-K for the fiscal year ended December 31, 1998, is incorporated by reference.

     10.13 Employment Agreement between James M. Hussey and the Registrant dated March 16, 1998 filed with the Commission as Exhibit 10.13 to the Registrant's report on Form 10-K for the fiscal year ended December 31, 1998, is incorporated by reference.

     10.14 1998 Equity Incentive Plan filed with the Commission on October 30, 1998 as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-66365), is incorporated by reference.

     10.15 Collaboration Agreement by and between the Company and BioChem Therapeutics dated May 12, 1997 filed with the Commission as Exhibit
            10.15 to the Registrant's report on Form 10-K for the fiscal year ended December 31, 1998, is incorporated by reference.

     10.16 Line of Credit Agreement, dated as of September 30, 1998 by and between the Registrant and the John N. Kapoor Trust filed with the Commission on November 16, 1998 as Exhibit 10.15 to the Registrant's report on Form 10-Q (File No. 33-09516), is incorporated by reference.

     10.17 License Agreement, dated February 19, 1999 between Pharmacia & Upjohn Company and the Registrant filed with the Commission as
            Exhibit 10.1 to the Registrant's report on Form 8-K (File No. 33-09516), is incorporated by reference.

     10.18 Stock Purchase Agreement, dated February 19, 1999 between Pharmacia & Upjohn and the Registrant filed with the Commission as Exhibit
            10.2 to the Registrant's report on Form 8-K (File No. 33-09516), is incorporated by reference.

     10.19 Amendment No. 1 dated January 22, 1999 to the License Agreement between the Registrant and Georgetown University dated January, 1990 filed with the Commission as Exhibit 10.18 to the Registrant's report on Form 10-K for the fiscal year ended December 31, 1998, is incorporated by reference.

     10.20 Amendment No. 1 dated January 22, 1999 to the License Agreement between the Registrant and Georgetown University dated April 18, 1994, filed with the Commission as Exhibit 10.19 to the Registrant's report on Form 10-K for the fiscal year ended December 31, 1998 is incorporated by reference.

     10.21 License Agreement between the Registrant and the National Institute of Health dated as of March 22, 1999 filed with the Commission as
            Exhibit 10.1 to the Registrant's report on Form 10-Q for the fiscal quarter ended March 31, 1999 is incorporated by reference.

     23.1   Consent of Arthur Andersen LLP.

     23.2   Consent of Orrick, Herrington & Sutcliffe LLP (See Exhibit 5.1).*

     24.1   Power of Attorney.*

     27     Financial Data Schedule.

          *    Previously filed

          **   To be filed by amendment

   (b) Financial Statement Schedules

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or shown in the financial statements or notes thereto.

Item 16.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bannockburn, State of Illinois on the 19th day of May, 1999.

                                           NEOPHARM, INC.

                                           /s/ James M. Hussey
                                           --------------------------------
                                           By: James M. Hussey
                                           President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

      Signature                             Title                      Date
      ---------                             -----                      ----

/s/John N. Kapoor          Director, Chairman of the Board          May 19, 1999
----------------------
Dr. John N. Kapoor

*                          Director, President, and                 May 19, 1999
----------------------     Chief Executive Officer
Mr. James M. Hussey        (Principal Executive Officer)

*                          Director                                 May 19, 1999
----------------------
Dr. Anatoly Dritschilo

*                          Director, Chief Scientific Officer       May 19, 1999
----------------------
Dr. Aquilur Rahman

*                          Director                                 May 19, 1999
----------------------
Mr. Sander A. Flaum

*                          Director                                 May 19, 1999
----------------------
Mr. Erick E. Hanson

*                          Chief Financial Officer (Principal       May 19, 1999
----------------------     Financial Officer and Principal
Mr. Kevin M. Harris        Accounting Officer)

*   John N. Kapoor
    as power of attorney